                                                                  EXHIBIT 10.35

                              CONTRACT NO. FP - 03

                                      FOR

                 DESIGN, SUPPLY, CONSTRUCTION AND COMMISSIONING

                   OF FINCHAA SUGAR FACTORY AND ETHANOL PLANT

                                    BETWEEN

                   FINCHAA SUGAR FACTORY OF THE TRANSITIONAL

                             GOVERNMENT OF ETHIOPIA

                                      AND

               F.C. SCHAFFER & ASSOCIATES INC., LOUISIANA, U.S.A.

                                    VOLUME 1

                               CONTRACT AGREEMENT
                                      AND
                             CONDITIONS OF CONTRACT

                        CONTRACT AGREEMENT

                               FOR

        DESIGN, SUPPLY, CONSTRUCTION AND COMMISSIONING OF
             FINCHAA SUGAR FACTORY AND ETHANOL PLANT

THIS AGREEMENT IS MADE THE       day of 1994

                        between

1) THE FINCHAA SUGAR FACTORY OF THE TRANSITIONAL GOVERNMENT OF ETHIOPIA (hereinafter called 'the Employer') and

2) F.C. SCHAFFER & ASSOCIATES INC. REGISTERED UNDER THE LAWS OF LOUISIANA, U.S.A. (hereinafter called 'the Contractor')

WHEREAS the Employer is desirous that in connection with the Finchaa Sugar Project the above-named works should be executed and has accepted a tender by the Contractor for the execution, completion and maintenance of such works.


NOW IT IS AGREED AS FOLLOWS:

1. In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Conditions of Contract hereinafter referred to.

2. The following documents shall be deemed to form and be read and construed as 'the Contract':

     a)    the Contract Agreement

     b)    The Conditions of Contract

     c)    the Specification

     d)    the Schedule of Prices

3. The Contract Price is USD 70,016,819.- (Seventy Million, Sixteen Thousand, Eight Hundred and Nineteen).

     and Birr 75,404,068.- (Seventy Five Million, Four Hundred Four Thousand and Sixty Eight).

4. In consideration of the payment of the Contract Price by the Employer to the Contractor, the Contractor hereby undertakes to execute, complete and maintain the Works in conformity in all respects with the terms and Conditions of the Contract.

5. The Employer hereby undertakes to pay the Contractor in consideration of the due execution, completion and maintenance of the Works the Contract Price at the times and in the manner prescribed under the Contract.

IN WITNESS WHEREOF the duly authorised representatives to the parties hereto have in accordance with the laws of Ethiopia hereunto set their respective hands the day and year first above written.


Signed by .........................        Signed by .........................

on behalf of the Employer                  on behalf of the Contractor

 .........................                  .........................


in the presence of.......                  in the presence of.......

 .........................                  .........................

 .........................                  .........................

                             CONDITIONS OF CONTRACT

                               TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATIONS

      1.1   Definitions                                                    1-1
      1.2   Headings and Titles                                            1-5
      1.3   Interpretation                                                 1-5
      1.4   Written Communications                                         1-5
      1.5   Notices, Consents and Approvals                                1-5
      1.6   Costs, Overhead Charges and Profit                             1-5
      1.7   Periods                                                        1-6
      1.8   References                                                     1-6

2.    ENGINEER AND ENGINEER'S REPRESENTATIVE

      2.1   Engineer's Duties and Authority                                1-6
      2.2   Engineer's Decisions and Interpretations                       1-7
      2.3   Engineer's Representative                                      1-7
      2.4   Engineer's Power to Delegate                                   1-7
      2.5   Confirmation in Writing                                        1-8
      2.6   Replacement of Engineer                                        1-8

3.    ASSIGNMENT, SUB-CONTRACTING AND VENDORS

      3.1   Assignment of Contract                                         1-8
      3.2   Subcontracting                                                 1-8
      3.3   Vendors                                                        1-9

4.    CONTRACT DOCUMENTS

      4.1   Language                                                       1-9
      4.2   Priority of Contract Documents                                 1-9
      4.3   Documents Mutually Explanatory                                 1-9
      4.4   Contractor's Drawings                                          1-10
      4.5   Consequences of Disapproval of Contractor's Drawings           1-10

      4.6   Approved Contractor's Drawings                                 1-11
      4.7   Inspection of Contractor's Drawings                            1-11
      4.8   Erection Information                                           1-11
      4.9   Operation and Maintenance Manuals                              1-11
      4.10  Employer's use of Contractor's Drawings                        1-11
      4.11  Contractor's use of Employer's Drawings                        1-12
      4.12  Manufacturer's Drawings                                        1-12
      4.13  Errors in Contractor's Drawings                                1-12
      4.14  Errors by the Employer or Engineer                             1-12
      4.15  Disruption of Progress                                         1-13
      4.16  Delays and Cost of Delays of Drawings                          1-13
      4.17  Failure by Contractor to Submit Drawings                       1-13

 7.    LABOUR

       7.1   Engagement of Labour                                          1-27
       7.2   Employment of Local Population                                1-27
       7.3   Importation of Labour                                         1-27
       7.4   Use of Alcohol and Drugs                                      1-28
       7.5   Prohibition of Firearms                                       1-28
       7.6   Preservation of Peace                                         1-28
       7.7   Working Hours                                                 1-28
       7.8   Outbreak of Illness                                           1-29
       7.9   Prevention of Disease                                         1-29
       7.10  Responsibilities for Safety                                   1-29
       7.11  Removal of Temporary Facilities                               1-29
       7.12  First Aid Facilities                                          1-30
       7.13  Responsibilities for Costs                                    1-30
       7.14  Responsibilities of Subcontractors                            1-30
       7.15  Reporting Requirements                                        1-30
       7.16  Availability of Facilities to Other Contractors               1-30
       7.17  Provision of Information on Labour Laws                       1-31

8.     MATERIALS, PLANT AND WORKMANSHIP

       8.1   Quality of Plant                                              1-31
       8.2   Certificate of Testing                                        1-32
       8.3   Inspection of Operation                                       1-32
       8.4   Inspection and Testing                                        1-32
       8.5   Dates for Inspection and Testing                              1-32
       8.6   Rejection                                                     1-33
       8.7   Removal of Improper Plant                                     1-33
       8.8   Default of Contractor in Compliance                           1-33
       8.9   Examination of Work Before Covering Up                        1-34
       8.10  Uncovering and making Openings                                1-34
       8.11  Plant - Free Issue                                            1-34
       8.12  Permission to Deliver                                         1-35
       8.13  Warranty                                                      1-35

9.     SUSPENSION OF WORKS, DELIVERY OR ERECTION

       9.1   Order to Suspend                                              1-36
       9.2   Cost of Suspension                                            1-36
       9.3   Payment in Event of Suspension                                1-36
       9.4   Prolonged Suspension                                          1-37
       9.5   Resumption of Work                                            1-37

10.    COMMENCEMENT AND COMPLETION OF WORKS

       10.1  Commencement of Works                                         1-38
       10.2  Time for Completion                                           1-38
       10.3  Extension of Time for Completion                              1-38
       10.4  Rate of Progress                                              1-39
       10.5  Delay in Completion and Liquidated Damages                    1-40
       10.6  Bonus for Early Completion                                    1-41
       10.7  Prolonged Delay                                               1-41

5.    OBLIGATIONS OF THE CONTRACTOR

      5.1   General Obligations                                        1-13
      5.2   Obligation to Provide Items and to Execute Works           1-14
      5.3   Availability of Spare Parts                                1-14
      5.4   Performance Security                                       1-14
      5.5   Period of Validity                                         1-14
      5.6   Claims Under Performance Security                          1-14
      5.7   Site Data                                                  1-15
      5.8   Other Local Conditions                                     1-16
      5.9   Physical Obstructions and Conditions                       1-16
      5.10  Work to be in Accordance with contract                     1-16
      5.11  Master Schedule to be Furnished                            1-17
      5.12  Cash flow Estimate and Contract
            Administration Procedure to be Furnished                   1-18
      5.13  Contractor's Superintendence                               1-18
      5.14  Contractor's Employees                                     1-18
      5.15  Objection to Contractor's Employees                        1-19
      5.16  Setting Out                                                1-19
      5.17  Contractor's Equipment                                     1-20
      5.18  Safety, Security and Protection of Environment             1-20
      5.19  Clearance of Site                                          1-21
      5.20  Opportunities for Other Persons and                        1-21
            Contractors
      5.21  Authority for Access                                       1-22
      5.22  Information for Import Permits and                         1-22
            Licenses
      5.23  Compliance with Laws                                       1-22
      5.24  Patent Rights                                              1-22
      5.25  Claims in Respect of Patent Rights                         1-23
      5.26  Employer's Warranty for Patent Rights                      1-23
      5.27  Royalties                                                  1-23
      5.28  Antiquities                                                1-23
      5.29  Traffic and Special Loads                                  1-24

6.    OBLIGATIONS OF THE EMPLOYER

      6.1   Possession of Site                                         1-25
      6.2   Civil Works on Site                                        1-26
      6.3   Permits and Approvals                                      1-26
      6.4   Information Regarding Laws                                 1-26
      6.5   Clearance Through Customs                                  1-26
      6.6   Permits for Re-Export                                      1-26
      6.7   Letter of Guarantee of Payment                             1-26
            for Arbitration Awards
      6.8   Letter of Credit                                           1-27

11.   TESTS ON COMPLETION

      11.1   Notice of Tests                                             1-41
      11.2   Time for Tests                                              1-41
      11.3   Delayed Tests                                               1-42
      11.4   Facilities for Tests on Completion                          1-42
      11.5   Notice of Test Results                                      1-42
      11.6   Retesting                                                   1-42
      11.7   Disagreement as to Result of Test                           1-43
      11.8   Consequences of Failure to Pass Tests                       1-43
             on Completion
      11.9   Test Certificate                                            1-43
      11.10  Test by Employer's Operators                                1-44

12.   TAKING OVER

      12.1   Taking-Over                                                 1-44
      12.2   Taking-Over Certificate                                     1-44
      12.3   Use Before Taking-Over                                      1-45
      12.4   Interference with Tests on Completion                       1-45

13.   PERFORMANCE TESTS

      13.1   Carrying Out Tests                                          1-46
      13.2   Notice                                                      1-46
      13.3   Facilities for Performance Tests                            1-46
      13.4   Procedure for Performance Tests                             1-46
      13.5   Cessation of Performance Tests                              1-46
      13.6   Adjustments and Modifications                               1-46
      13.7   Costs of Performance Tests                                  1-47
      13.8   Evaluation of Performance Tests                             1-47
      13.9   Failure to Pass Performance Tests                           1-47
      13.10  Postponement and Adjustments of                             1-48
             Modifications

14.   ACCEPTANCE

      14.1   Issue of Acceptance Certificate                             1-49
      14.2   Provisional Acceptance Certificate                          1-49
      14.3   Uncompleted Performance Tests and Work                      1-49
      14.4   Revoking of Provisional Acceptance Certificate              1-50
      14.5   Defects Liability                                           1-50

15.   DEFECTS LIABILITY

      15.1   Defects Liability Period                                    1-50
      15.2   Making Good Defects                                         1-50
      15.3   Notice of Defects                                           1-51
      15.4   Extension of Defects Liability Period                       1-51
      15.5   Failure to Remedy Defects                                   1-51
      15.6   Removal of Defective work                                   1-52
      15.7   Further Tests/Performance Tests                             1-52

      15.8  Right of Access                                                1-52
      15.9  Contractor to Search                                           1-52
      15.10 Defects Liability Certificate                                  1-53
      15.11 Defects in Free Issue Equipment                                1-53
      15.12 Exclusive Remedies                                             1-53

16.   VARIATION

      16.1  Engineer's Right to Vary                                       1-53
      16.2  Variation in Excess of 5%                                      1-54
      16.3  Variation Order Procedure                                      1-54
      16.4  Disagreement on Adjustment of Contract Price                   1-55
      16.5  Variation on Manufacture and Drawings                          1-55
      16.6  Contractor to Proceed                                          1-56
      16.7  Records of Costs                                               1-56
      16.8  Monthly Variations Statement                                   1-56

17.   OWNERSHIP OF PLANT                                                   1-57

18.   CERTIFICATE AND PAYMENT

      18.1  Methods of Application                                         1-57
      18.2  Issue of Certificate of payment                                1-57
      18.3  Corrections to Certificates of Payment                         1-58
      18.4  Payment                                                        1-58
      18.5  Delayed Payment                                                1-58
      18.6  Remedies on Failure to Certify or Make Payment                 1-58
      18.7  Application for Final Certificate of Payment                   1-59
      18.8  Issue of final Certificate of Payment                          1-59
      18.9  Final Certificate of Payment conclusive                        1-60
      18.10 Advance Payment                                                1-60
      18.11 Advance Payment Guarantee                                      1-60
      18.12 Terms of Payment                                               1-60
      18.13 Retention                                                      1-61

19.   CLAIMS

      19.1  Procedure                                                      1-61
      19.2  Assessment                                                     1-62

20.   CURRENCY OF PAYMENT                                                  1-62

21.   RISK AND RESPONSIBILITY

      21.1  Allocation of Risk and Responsibility                          1-62
      21.2  Employer's Risks                                               1-62
      21.3  Contractor's Risks                                             1-63

22.   FORCE MAJEURE

      22.1   Definition of Force Majeure                                  1-64
      22.2   Effect of Force Majeure                                      1-64
      22.3   Notice of Occurrence                                         1-64
      22.4   Performance to Continue                                      1-65
      22.5   Additional Cost Caused by Force Majeure                      1-65
      22.6   Damage Caused by Force Majeure                               1-65
      22.7   Termination in Consequence of Force Majeure                  1-65
      22.8   Payment on Termination for Force                             1-65
             Majeure
      22.9   Release from Performance                                     1-66
      22.10  Force Majeure Affecting Engineer's                           1-66
             Duties

23.   CARE OF THE WORKS AND PASSING OF RISK

      23.1   Contractor's Responsibility for the                           1-67
             Care of the works
      23.2   Risk Transfer Date                                            1-67
      23.3   Loss or Damage Before Risk Transfer                           1-67
             Date

24.   DAMAGE TO PROPERTY AND INJURY TO PERSONS

      24.1   Contractor's Liability                                        1-68
      24.2   Employer's Liability                                          1-68
      24.3   Accidents                                                     1-68

25.   LIMITATION OF LIABILITY

      25.1   Liability for Indirect or Consequential                       1-68
             Damage
      25.2   Maximum Liability                                             1-69
      25.3   Liability after Expiration of Defects                         1-69
             Liability Period
      25.4   Exclusive Remedies                                            1-69
      25.5   Mitigation of Loss or Damage                                  1-69
      25.6   Foreseen Damages                                              1-70

26.   INSURANCE

      26.1   The Works                                                     1-70
      26.2   Contractor's Equipment                                        1-70
      26.3   Third party Liability                                         1-70
      26.4   Employees Insurance                                           1-71
      26.5   General Requirements of Insurance                             1-71
             Policies
      26.6   Remedies on the Contractor's Failure                          1-71
             to Insure
      26.7   Amounts not Recovered                                         1-71

27.    DEFAULT

       27.1  Notice of Default                                             1-71
       27.2  Contractor's Default                                          1-72
       27.3  Valuation at Date of Termination                              1-72
       27.4  Payment After Termination                                     1-72
       27.5  Effect on Liability for Delay                                 1-72
       27.6  Employer's Default                                            1-73
       27.7  Removal of Contractor's Equipment                             1-73
       27.8  Payment on Termination for Employer's Default                 1-73

28.    URGENT REMOVAL WORK                                                 1-73

29.    CHANGES IN COST AND LEGISLATION

       29.1  Local Currency Component of Contract Price                    1-74
       29.2  Foreign Currency Component of Contract                        1-74
             Price                                                         1-73

30.    CUSTOMS AND TAXES

       30.1  Customs, Import Duties and Taxes                              1-74
       30.2  Clearance Through Customs                                     1-75
       30.3  Taxation                                                      1-75
       30.4  Customs and Taxes on Contractor's Equipment                   1-75

31.    EXPLOSIVES                                                          1-75

32.    PUBLICITY                                                           1-76

33.    NOTICES

       33.1  Notices to Contractor                                         1-76
       33.2  Notices to Employer and Engineer                              1-76
       33.3  Minutes of Meetings                                           1-77

34.    SETTLEMENTS OF DISPUTES                                             1-77

35.    APPLICABLE LAW                                                      1-78

1.  DEFINITIONS AND INTERPRETATIONS

    1.1  Definitions
         In the Contract (as hereinafter defined), the following words and expressions shall have the meanings hereby assigned to them:

         1.1.1 "Commencement Date" means the date on which work commences which shall be the Effective Date.

         1.1.2  "Conditions" means these Conditions of Contract.

         1.1.3 "Contract" means these conditions, the Specification, the Employer's Drawings and the Contractor's Drawings, Annexes, the Contract Agreement, Schedule of Prices, and such further documents as may be expressly incorporated in the Contract Agreement.

         1.1.4 "Contract Agreement" means the document recording the terms of the Contract between the Employer and the Contractor and referred to as such in this Contract.

         1.1.5 "Contract Price" means the sum stated in the Contract Agreement payable to the Contractor for the execution of the Works.

         1.1.6 "Contractor" means F.C. Schaffer & Associates Inc. a Company registered under the Law of LOUISIANA, USA and its legal successors in title but not (except with the consent of the Employer) any assignee of the Contractor.

         1.1.7 "Contractor's Drawings" means all drawings, samples, patterns, models and operation and maintenance manuals to be submitted by the Contractor in accordance with Clause 4.

         1.1.8 "Contractor's Equipment" means all appliances or things of whatsoever nature required for the purposes of the Works but does not include Plant.

         1.1.9  "Contractor's Risks" means the risks defined in Sub-Clause 21.2.

                                      1-1

      1.1.10 "Defects Liability Certificate" means the certificate to be issued by the Engineer to the Contractor in accordance with Sub-Clause 15.10

      1.1.11 "Defects Liability Period" means one year following taking over, during which the Contractor is responsible for making good defects and damage in accordance with Clause 15.

      1.1.12 "Effective Date" means the date when each of the following conditions has been satisfied:

              a) The Employer has obtained any necessary approval of the Contract by the relevant authorities in Ethiopia;

              b) The Employer has obtained the approval by the African Development Bank of the award of the Contract to the Contractor.

              c) The Contractor has provided the performance security and the advance payment guarantee required to be obtained under the Contract; and

              d)  The Contractor has received the advance payment and,

              e) The Employer has provided the Letter of Guarantee required under Sub-Clause 6.7.

      1.1.13 "Employer" means the Finchaa Sugar Factory of the Government of Ethiopia and its legal successors in title, but not (except with the consent of the Contractor) any assignee of the Employer.

      1.1.14 "Employer's Drawings" means all the drawings and information provided by the Employer or the Engineer to the Contractor under the Contract.

      1.1.15  "Employer's Risks" means those risks defined in Sub-Clause 21.2


                                      1-2

      1.1.16 "Engineer" means Tate and Lyle Technical Services a Division of BOOKER TATE, Limited United Kingdom, to act as Engineer for the purposes of the Contract or such other person as may be appointed by the Employer to act as the Engineer for the purpose of the Contract.

      1.1.17 "Engineer's Representative" means any representative of the Engineer appointed from time to time by the Engineer under Sub-Clause 2.3

      1.1.18 "Financial Certificate of Payment", means the certificate to be issued by the Engineer to the Employer in accordance with Sub-Clause 18.8

      1.1.19  "Force Majeure" has the meaning assigned to it under Sub-Clause
              22.1

      1.1.20  "Foreign Currency" means any currency other than the Ethiopian
              Birr.

      1.1.21 "Gross Misconduct" means any act or omission of the Contractor in violation of the most elementary rules of dilignece which a conscientious contractor in the same position and under the same circumstances would have followed.

      1.1.22 "Master Schedule" means the schedule for completion of the Works set forth in Annex 19 of the Specification.

      1.1.23 "Performance Security" means the security to be provided by the Contractor in accordance with Sub-Clause 5.4 for the due performance of the Contract.

      1.1.24 "Plant" means machinery, apparatus, materials and all things to be provided under the Contract for incorporation in the Works.

      1.1.25 "Risk Transfer Date" means the date when the risk of loss of or damage to the Works passes from the Contractor to the Employer in accordance with Sub-Clause 23.2.



                                      1-3

            1.1.26 "Schedule of Prices" means the completed and priced Schedule of Prices, or any part or individual schedule thereof, forming a part of the Contract documents.

            1.1.27  "Section" means a part of the Works
                    specifically identified as such in the
                    Contract.

            1.1.28  "Site" means the place or places
                    provided or made available by the
                    Employer where work is to be done by the Contractor or to which Plant is to be delivered, together with so much of the area surrounding the same as the Contractor shall with the consent of the Employer use in connection with the Works otherwise than merely for the purposes of access.

            1.1.29 "Specification" means the specification of the Works included in the Contract as Annexes 1-20 and any modification thereof made under Clause 16 or submitted by the Contractor and approved by the Engineer.

            1.1.30 "Subcontractor" means any person (other than the Contractor) named in the Contract for any part of the Works, or any person to whom any part of the Contract has been subcontracted and the Subcontractor's legal successors in title but not any assignee of the Subcontractor.

            1.1.31  "Taking-Over Certificate" means the
                    certificate to be given by the Engineer
                    to the Contractor in accordance with
                    Clause 12.

            1.1.32 "Tests on Completion" means the tests specified in Annex 11 of the Contract, or otherwise agreed by the Engineer and the Contractor to be performed before the Works or any Section or part thereof are taken over by the Employer.



                                      1-4

         1.1.33 "Time for Completion" means the time stated in the Contract for completing the Works or any Section thereof and passing the Tests on Completion calculated from the Commencement Date unless extended in accordance with Clause 10.

         1.1.34 "Variation Order" means any written order, identified as such, issued to the Contractor by the Engineer under Sub-Clause 16.1.

         1.1.35 "Works" means all Plant to be provided and work to be done by the Contractor under the Contract.

    1.2  Headings and Titles
         The headings and titles in these Conditions shall not be deemed part thereof or be taken into consideration in the interpretation or construction of the Contract.

    1.3  Interpretation
         Words importing persons or parties shall include firms and corporations and any organization having legal capacity. Words importing the singular only also include the plural and vice versa where the context requires.

    1.4  Written Communications
         Wherever in the Contract provision is made for a communication to be "written" or "in writing" this means any hand-written, type-written or printed communication, including telex, cable and facsimile transmission.

    1.5  Notices, Consents and Approvals
         Wherever in the Contract provision is made for the giving of notice, consent, certificate, determination or approval by any person, such consent or approval shall not be unreasonably withheld or delayed. Unless otherwise specified, such notice, consent or approval shall be in writing and the word "notify" shall be construed accordingly.





                                      1-5

            1.6  Costs, Overhead Charges and Profit
                 Whenever by these Conditions the Contractor is entitled to be paid cost, such cost shall be properly incurred and shall include any overhead charges properly allocable thereto but not profit unless so stated. Any profit entitlement shall be added to cost as provided for in the Contract.

            1.7  Periods
                 In these Conditions "day" means calendar day, "month" means calendar month, and "year" means 365 days, all pursuant to the Gregorian Calendar.

            1.8  References
                 References to clauses are references to the specified Clause or Sub-Clause of these Conditions of Contract.

        2.  ENGINEER AND ENGINEER'S REPRESENTATIVE

            2.1  Engineer's Duties and Authority
                 (a)  The Engineer shall carry out the duties
                      specified in the Contract

                 (b)  The Engineer may exercise the authority
                      specified in or necessarily to be implied from the Contract. However he is required to obtain the specific approval of the Employer before exercising the authority as indicated below:

                      1.  Approval of subletting any part of the
                          works under Sub-Clause 3.1.
                      2.  Certification of additional cost under
                          Sub-Clause 5.9.
                      3. Determination of extension of time under Sub-Clause 10.3.
                      4.  Issuing a variation order under Clause
                          16.
                          except:
                          i)   in an emergency situation as
                               reasonably determined by the
                               Engineer.
                          ii)  where the variation order does not
                               exceed US$30,000 or its Birr
                               Equivalent at prevailing rate at the
                               National Bank of Ethiopia.


                                     1-6

          5. Fixing rates or prices under Sub-Clause 16.4.

          6. Certifying additional payment under Sub-Clause 23.5.

          7. Issuing of Taking-Over Certificate under Clause 12.

    The Employer will deliver to the Contractor a copy of any approval or other communication issued to the Engineer pursuant to this Sub-Clause 2.1 simultaneously with its delivery of such approval or communication to the Engineer.

2.2 Engineer's Decisions and Instructions
    The Contractor shall proceed with decisions and instructions given by the Engineer in writing in accordance with these Conditions. The Engineer shall have no authority to relieve the Contractor of any of his obligations under the Contract.

2.3 Engineer's Representative
    The Engineer's Representative shall be appointed by and be responsible to the Engineer and shall carry out such duties and exercise such authority as may be delegated to him by the Engineer in Sub Clause 2.4.

2.4 Engineer's Power to Delegate
    The Engineer may from time to time delegate to the Engineer's Representative any of the duties vested in the Engineer and may at any time revoke such delegation. Any such delegation or revocation shall be in writing and shall not take effect until a copy thereof has been delivered to the Contractor and the Employer. Any decision, instruction or approval given by the Engineer's Representative to the Contractor in accordance with such delegation shall have the same effect as though it had been given by the Engineer. However:

    (a) any failure of the Engineer's Representative to disapprove any work, plant or workmanships shall not prejudice the right of the Engineer thereafter to disapprove such work plant or workmanships and to give instruction for rectification thereof;

    (b) if the Contractor questions any decision of the Engineer's Representative, he may refer the matter to the Engineer, who shall thereupon confirm, reverse or vary such decision.

                                     1-7

    2.5 Confirmation in Writing

        The Contractor may require the Engineer to confirm in writing any decision or instruction of the Engineer. The Contractor shall notify the Engineer of such requirements without delay. Such a decision or instruction shall not be effective until written confirmation thereof has been received by the Contractor.

    2.6 Replacement of Engineer
        The Employer shall have the right to replace the Engineer and appoint a person to act in replacement who is independent and impartial. Furthermore, the Employer shall give the Contractor thirty (30) days/notice of any replacement of the Engineer, to allow the Contractor to work towards an orderly transition between the then-current Engineer and the replacement Engineer. Any delay in the construction of the Works which is caused by the replacement of the Engineer shall entitle the Contractor to an extension of the Time for Completion, as provided in Sub-Clause 10.3e.

3.      ASSIGNMENT, SUB-CONTRACTING AND VENDORS

    3.1 Assignment of Contract
        The Contractor shall not, without the prior consent of the Employer (which consent, notwithstanding the provisions of Sub-Clause 1.5, shall be at the sole discretion of the Employer), assign the Contract or any part thereof, or any benefit or interest therein or there under, otherwise than by:

        (a) a charge in favor of the Contractor's bankers or financial sources for any commitments due or to become due under the Contract, or

        (b) assignment to the Contractor's insurers (in cases where the insurers have discharged the Contractor's loss or liability) of the Contractor's right to obtain relief against any other party liable.

    3.2 Subcontracting
        The Contractor shall not subcontract the whole of the Works. Except where otherwise provided by the Contract the Contractor shall not subcontract any part of the Works without the prior consent of the Employer.

                                     1-8

        Provided that the Contractor shall not be required to obtain such consent for:

        (a) the provision of local labor and personnel,

        (b) the purchase of materials which are in accordance with the standards specified in the Contract, or

        (c) the sub-contracting of the Civil Works to the Blue Nile Construction Enterprize and the Erection Works to DEMECH.

        The Contractor shall be responsible for the acts, defaults and neglects of any Subcontractor, his agents or employees as fully as if they were the acts, defaults or neglects of the Contractor, his agents or employees.

    3.3 Vendors
        The Contractor shall not deviate from the Vendor List annexed to the Contract for purchasing the plant.

4.                        CONTRACT DOCUMENTS

    4.1 Language
        The language in which the Contract documents and all documents issued pursuant thereto shall be drawn up is English. The day to day communication during the execution of the Contract shall be in English.

    4.2 Priority of Contract Documents.
        Unless otherwise provided in the Contract the priorith of the Contract documents shall be as follows:

        1. Contract Agreement
        2. The Conditions of Contract
        3. The Specification Annexes 1-20
        4. Annexes A-E associated with the Contract Agreement
        5. The Schedules of Prices
        6. Any other documents forming part of the Contract

    4.3 Documents Mutually Explanatory
        Subject to Sub-Clause 4.2, the Contract Documents shall be taken as mutually explanatory. Any ambiguities or discrepancies shall be resolved by the Engineer, who shall then instruct the Contractor thereon.


                                     1-9

1.                     DEFINITIONS AND INTERPRETATIONS

          1.1   Definitions
                In the Contract (as hereinafter defined), the following words and expressions shall have the meanings hereby assigned to them:

                1.1.1 "Commencement Date" means the date on which work commences which shall be the Effective Date.

                1.1.2     "Conditions" means these Conditions of Contract.

                1.1.3 "Contract" means these conditions, the Specification, the Employer's Drawings and the Contractor's Drawings, Annexes, the Contract Agreement, Schedule of Prices, and such further documents as may be expressly incorporated in the Contract Agreement.

                1.1.4 "Contract Agreement" means the document recording the terms of the Contract between the Employer and the Contractor and referred to as such in this Contract.

                1.1.5 "Contract Price" means the sum stated in the Contract Agreement payable to the Contractor for the execution of the Works.

                1.1.6 "Contractor" means F.C. Schaffer & Associates, Inc. a company registered under the Law of LOUISIANA, USA and its legal successors in title but not (except with the consent of the Employer) any assignee of the Contractor.

                1.1.7 "Contractor's Drawings" means all drawings, samples, patterns, models and operation and maintenance manuals to be submitted by the Contractor in accordance with Clause 4.

                1.1.8 "Contractor's Equipment" means all appliances or things of whatsoever nature required for the purposes of the Works but does not include Plant.

                1.1.9 "Contractor's Risks" means the risks defined in Sub-Clause 21.2.




                                     1-1

                1.1.10 "Defects Liability Certificate" means the certificate to be issued by the Engineer to the Contractor in accordance with Sub-Clause 15.10.

                1.1.11 "Defects Liability Period" means one year following taking over, during which the Contractor is responsible for making good defects and damage in accordance with Clause 15.

                1.1.12 "Effective Date" means the date when each of the following conditions has been satisfied:

                          a) The Employer has obtained any necessary approval of the Contract by the relevant authorities in Ethiopia;

                          b) The Employer has obtained the approval by the African Development Bank of the award of the Contract to the Contractor;

                          c) The Contractor has provided the performance security and the advance payment guarantee required to be obtained under the Contract; and

                          d)   The Contractor has received the advance payment;
                          and

                          e)   The Employer has provided the Letter of
                          Guarantee required under Sub-Clause 6.7.


                1.1.13 "Employer" means the Finchaa Sugar Factory of the Government of Ethiopia and its legal successors in title, but not (except with the consent of the Contractor) any assignee of the Employer.

                1.1.14 "Employer's Drawings" means all the drawings and information provided by the Employer or the Engineer to the Contractor under the Contract.

                1.1.15 "Employer's Risks" means those risks defined in Sub-Clause 21.2.


                                      1-2

                1.1.16 "Engineer" means Tate and Lyle Technical Services, a Division of BOOKER TATE, Limited United Kingdom, to act as Engineer for the purposes of the Contract or such other person as may be appointed by the Employer to act as the Engineer for the purpose of the Contract.

                1.1.17 "Engineer's Representative" means any representative of the Engineer appointed from time to time by the Engineer under Sub-Clause 2.3.

                1.1.18 "Final Certificate of Payment", means the certificate to be issued by the Engineer to the Employer in accordance with Sub-Clause 18.8.

                1.1.19 "Force Majeure" has the meaning assigned to it under Sub-Clause 22.1.

                1.1.20 "Foreign Currency" means any currency other than the Ethiopian Birr.

                1.1.21 "Gross Misconduct" means any act or omission of the Contractor in violation of the most elementary rules of diligence which a conscientious contractor in the same position and under the same circumstances would have followed.

                1.1.22 "Master Schedule" means the schedule for completion of the Works set forth in Annex 19 of the Specification.

                1.1.23 "Performance Security" means the security to be provided by the Contractor in accordance with Sub-Clause 5.4 for the due performance of the Contract.

                1.1.24 "Plant" means machinery, apparatus, materials and all things to be provided under the Contract for incorporation in the Works.

                1.1.25 "Risk Transfer Date" means the date when the risk of loss of or damage to the Works passes from the Contractor to the Employer in accordance with Sub-Clause 23.2.


                                      1-3

                1.1.26 Schedule of Prices" means the completed and priced Schedule of Prices, or any part or individual schedule thereof, forming a part of the Contract documents.

                1.1.27 "Section" means a part of the Works specifically identified as such in the Contract.

                1.1.28 "Site" means the place or places, provided or made available by the Employer where work is to be done by the Contractor or to which Plant is to be delivered, together with so much of the area surrounding the same as the Contractor shall with the consent of the Employer use in connection with the Works otherwise than merely for the purposes of access.

                1.1.29 "Specification" means that specification of the Works included in the Contract as Annexes 1-20 and any modification thereof made under Clause 16 or submitted by the Contractor and approved by the Engineer.

                1.1.30 "Subcontractor" means any person (other than the Contractor) named in the Contract for any part of the Works, or any person to whom any part of the Contract has been subcontracted and the Subcontractor's legal successors in title but not any assignee of the Subcontractor.

                1.1.31 "Taking-Over Certificate" means the certificate to be given by the Engineer to the Contractor in accordance with Clause 12.

                1.1.32 "Tests on Completion" means the tests specified in Annex 11 of the Contract, or otherwise agreed by the Engineer and the Contractor to be performed before the Works or any Section or part thereof are taken over by the Employer.





                                      1-4

                1.1.33 "Time for Completion" means the time stated in the Contract for completing the Works or any Section thereof and passing the Tests on Completion calculated from the Commencement Date unless extended in accordance with Clause 10.

                1.1.34 "Variation Order" means any written order, identified as such, issued to the Contractor by the Engineer under Sub-Clause 16.1.

                1.1.35 "Works" means all Plant to be provided and work to be done by the Contractor under the Contract.

          1.2   Headings and Titles
                The headings and titles in these Conditions shall not be deemed part thereof or be taken into consideration in the interpretation or construction of the Contract.

          1.3   Interpretation
                Words importing persons or parties shall include firms and corporations and any organization having legal capacity. Words importing the singular only also include the plural and vice versa where the context requires.

          1.4   Written Communications
                Wherever in the Contract provision is made for a communication to be "written" or "in writing" this means any hand-written, type-written or printed communication, including telex, cable and facsimile transmission.

          1.5   Notices, Consents and Approvals
                Wherever in the Contract provision is made for the giving of notice, consent, certificate, determination or approval by any person, such consent or approval shall not be unreasonably withheld or delayed. Unless otherwise specified, such notice, consent or approval shall be in writing and the work "notify" shall be construed accordingly.





                                      1-5

          1.6   Costs, Overhead Charges and Profits
                Whenever by these Conditions the Contractor is entitled to be paid cost, such cost shall be properly incurred and shall include any overhead charges properly allocable thereto but not profit unless so stated. Any profit entitlement shall be added to cost as provided for in the Contract.

          1.7   Periods
                In these Conditions "day" means calendar day, "month" means calendar month, and "year" means 365 days, all pursuant to the Gregorian Calendar.

          1.8   References
                References to clauses are references to the specified Clause or Sub-Clause of these Conditions of Contract.

2.                         ENGINEER AND ENGINEER'S
                               REPRESENTATIVE

          2.1   Engineer's Duties and Authority
                (a) The Engineer shall carry out the duties specified in the Contract.

                (b) The Engineer may exercise the authority specified in or necessarily to be implied from the Contract. However he is required to obtain the specific approval of the Employer before exercising the authority as indicated below:

                     1. Approval of subletting any part of the works under Sub-Clause 3.1.
                     2.   Certification of additional cost under Sub-Clause
                          5.9.
                     3.   Determination of extension of time under Sub-Clause
                          10.3.
                     4.   Issuing a variation order under Clause 16.  except:
                          i)   in an emergency situation as reasonably
                               determined by the Engineer.
                          ii) where the variation order does not exceed US$30,000 or its Birr Equivalent at prevailing rate at the National Bank of Ethiopia.





                                      1-6

                     5.   Fixing rates or prices under Sub-Clause 16.4.
                     6.   Certifying additional payment under Sub-Clause 23.5.
                     7.   Issuing of Taking-Over Certificate under Clause 12.

                The Employer will deliver to the Contractor a copy of any approval or other communication issued to the Engineer pursuant to this Sub-Clause 2.1 simultaneously with its delivery of such approval or communication to the Engineer.

          2.2   Engineer's Decisions and Instructions
                The Contractor shall proceed with decisions and instructions given by the Engineer in writing in accordance with these Conditions. The Engineer shall have no authority to relieve the Contractor of any of his obligations under the Contract.

          2.3   Engineer's Representative
                The Engineer's Representative shall be appointed by and be responsible to the Engineer and shall carry out such duties and exercise such authority as may be delegated to him by the Engineer in Sub-Clause 2.4.

          2.4   Engineer's Power to Delegate
                The Engineer may from time to time delegate to the Engineer's Representative any of the duties vested in the Engineer and may at any time revoke such delegation. Any such delegation or revocation shall be in writing and shall not take effect until a copy thereof has been delivered to the Contractor and the Employer. Any decision, instruction or approval given by the Engineer's Representative to the Contractor in accordance with such delegation shall have the same effect as though it had been given by the Engineer. However:

                (a) any failure of the Engineer's Representative to disapprove any work, plant or workmanships shall not prejudice the right of the Engineer thereafter to disapprove such work plant or workmanships and to give instruction for rectification thereof;

                (b) if the Contractor questions any decision of the Engineer's Representative, he may refer the matter to the Engineer, who shall thereupon confirm, reverse or vary such decision.


                                      1-7

          2.5   Confirmation in Writing
                The Contractor may require the Engineer to confirm in writing any decision or instruction of the Engineer. The Contractor shall notify the Engineer of such requirements without delay. Such a decision or instruction shall be effective until written confirmation thereof has been received by the Contractor.

          2.6   Replacement of Engineer
                The Employer shall have the right to replace the Engineer and appoint a person to act in replacement who is independent and impartial. Furthermore, the Employer shall give the Contractor thirty (30) days/ notice of any replacement of the Engineer, to allow the Contractor to work towards an orderly transition between the then-current Engineer and the replacement Engineer. Any delay in the construction of the Works which is caused by the replacement of the Engineer shall entitle the Contractor to an extension of the Time for Completion, as provided in Sub-Clause 10.3e.

3.                     ASSIGNMENT, SUB-CONTRACTING AND
                                   VENDORS

          3.1   Assignment of Contract
                The Contractor shall not, without the prior consent of the Employer (which consent, notwithstanding the provisions of Sub-Clause 1.5, shall be at the sole discretion of the Employer), assign the Contract or any part thereof, or any benefit or interest therein or there under, otherwise than by:

                (a) a charge in favor of the Contractor's bankers or financial sources for any commitments due or to become due under the Contract, or

                (b) assignment to the Contractor's insurers (in cases where the insurers have discharged the Contractor's loss or liability) of the Contractor's right to obtain relief against any other party liable.

          3.2   Subcontracting
                The Contractor shall not subcontract the whole of the Works. Except where otherwise provided by the Contract, the Contractor shall not subcontract any part of the Works without the prior consent of the Employer.


                                      1-8

                Provided that the Contractor shall not be required to obtain such consent for:

                (a)  the provision of local labor and personnel,

                (b) the purchase of materials which are in accordance with the standards specified in the Contract, or

                (c) the sub-contracting of the Civil Works to the Blue Nile Construction Enterprise and the Erection Works to DEMECH.

                The Contractor shall be responsible for the acts, defaults and neglects of any Subcontractor, his agents or employees as fully as if they were the acts, defaults or neglects of the Contractor, his agents or employees.

          3.3   Vendors.
                The Contractor shall not deviate from the Vendor List annexed to the Contract for purchasing the plant.

4.                           CONTRACT DOCUMENTS

          4.1   Language
                The language in which the Contract documents and all documents issued pursuant thereto shall be drawn up is English. The day to day communication during the execution of the Contract shall be in English.

          4.2   Priority of Contract Documents.
                Unless otherwise provided in the Contract the priority of the Contract documents shall be as follows:

                1.   Contact Agreement
                2.   The Conditions of Contract
                3.   The Specification Annexes 1-20
                4.   Annexes A-E associated with the Contract Agreement
                5.   The Schedules of Prices
                6.   Any other documents forming part of the Contract

          4.3   Documents Mutually Explanatory.
                Subject to Sub-Clause 4.2, the Contract documents shall be taken as mutually explanatory. Any ambiguities or discrepancies shall be resolved by the Engineer, who shall then instruct the Contractor thereon.


                                      1-9

                If the Contractor considers that compliance with such instructions will result in any cost which the Contractor could not reasonably have anticipated, he shall forthwith inform the Engineer with full supporting details. The Engineer shall then, if he approves, certify such costs as may be reasonable, together with profit where appropriate, which shall be added to the Contract Price.

                If on the other hand compliance with such instructions results in lower costs for the Contractor than he had reason to anticipate, the Engineer shall certify a deduction from the Contract Price allowing for profit where appropriate.

          4.4   Contractor's Drawings
                The Contractor shall submit to the Engineer for his approval,

                (a) within the time given in the Contract such drawings, samples, models or information as may be called for therein, and in the numbers therein required, and

                (b) during the progress of the Works, such drawings of the general arrangement and details of the Works as specified in the Contract or as the Engineer may require.

                The Engineer shall signify his approval or disapproval thereof. If he fails to do so within the time given in the Contract or if no time limit is specified, within 28 days of receipt, they shall be deemed to be approved.

                Approved drawings, samples and models shall be signed or otherwise identified by the Engineer.

                The Contractor shall supply additional copies of approved drawings as reasonably required by the Engineer.

                The Contractor shall obtain the approval of the appropriate Ethiopian Government Authorities for all Drawings as stated in Annex 13.

          4.5   Consequences of Disapproval of Contractor's Drawings
                Any Contractor's Drawings which the Engineer disapproves, shall be forthwith modified to meet the requirements of the Engineer and shall be resubmitted.


                                      1-10

          4.6   Approved Contractor's Drawings
                Approved Contractor's Drawings shall not be departed from except in accordance with the Engineer's written instructions.

          4.7   Inspection of Contractor's Drawings
                The Engineer shall have the right at all reasonable times to inspect, at the Contractor's or Sub-contractor's premises, all Contractor's Drawings of any part of the Works.

          4.8   Erection Information
                The Contractor shall provide, within the times stated in the Contract or in the Master Schedule, drawings showing how the Plant is to be affixed and any other information required for:

                (a) preparing suitable foundations or other means of support, and

                (b) providing suitable access on the Site for the Plant and any necessary equipment to the place where the Plant is to be erected, and

                (c)  making necessary connections to the Plant.

          4.9   Operation and Maintenance Manuals
                Before the Works are taken over in accordance with Sub-Clause
                12.1 the Contractor shall supply operation and maintenance manuals together with drawings of the Works as built. These shall be in such detail as will enable the Employer to operate, maintain, adjust and repair all parts of the Works.

                The manuals and drawings shall be in the English language, and in such form and numbers as reasonably required by the Engineer.

                Unless otherwise agreed, the Works shall not be considered to be completed for the purposes of Taking Over until such manuals and drawings have been supplied to the Employer.

          4.10  Employer's Use of Contractor's Drawings
                The Contractor's Drawings may be used by the Employer for no other purpose than completing, operating, maintaining, adjusting and repairing the Works.


                                      1-11

          4.11  Contractor's Use of Employer's Drawings
                The Employer's Drawings, Specification and other information submitted by the Employer or the Engineer to the Contractor shall remain the property of the Employer. They shall not, without the consent of the Employer, be used, copied or communicated to a third party by the Contractor unless necessary for the purposes of the Contract.

          4.12  Manufacturer's Drawings
                Unless otherwise specified within the Contract, the Contractor shall not be required to disclose to the Employer or the Engineer the Contractor's confidential manufacturing drawings, designs, know-how or manufacturing practices, processes or operations.

          4.13  Errors in Contractor's Drawings
                The Contractor shall be responsible for any errors or omissions in the Contractor's Drawings unless they are due to incorrect Employer's Drawings or other written information supplied by the Employer or the Engineer. Approval by the Engineer of the Contractor's Drawings shall not relieve the Contractor from any responsibility under this Sub-Clause.

                The Contractor shall bear any costs he may incur as a result of delay in providing Contractor's Drawings and other information or as a result of errors or omissions therein, for which the Contractor is responsible.

                The Contractor shall at his own cost carry out any alterations or remedial work necessitated by such errors or omissions for which he is responsible and modify the Contractor's Drawings and such other information accordingly.

                The performance of his obligations under this Clause shall be in full satisfaction of the Contractor's liability under this Clause but shall not relieve him of his liability under Sub-Clause 25.1.

          4.14  Errors by the Employer or Engineer
                The Employer shall be responsible for the Employer's Drawings and for other written information supplied by the Employer or the Engineer and for the details of special work specified by either of them provided, however, that the Contractor shall be responsible for his interpretation of such matters. If such Employer's


                                      1-12

                Drawings, information or details are incorrect and necessitate alterations of the work, the Employer shall pay the Contractor the cost of the alterations together with profit as certified by the Engineer.

          4.15  Disruption of Progress
                The Contractor shall give notice to the Engineer, with a copy to the Employer, whenever planning or execution of the works is likely to be delayed or disrupted unless any further drawing or instruction is issued by the Engineer within a reasonable time. The notice shall include details of the drawing or instruction required and of why and by when it is required and of any delay or disruption likely to be suffered if it is late.

          4.16  Delays and Cost of Delays of Drawings
                If, by reason of any failure or inability of the Engineer to issue, within a time reasonable in all the circumstances, any drawings or instruction for which notice has been given by the Contractor in accordance with Sub-clause 4.15, and the Contractor suffers delay and/or incurs cost then the Engineer shall, after due consultation with the Employer and the Contractor, determine:

                (a) any extension of time to which the Contractor is entitled under Clause 10.3 and

                (b) the amount of such cost shall be added to the contract price, and the Engineer shall notify the Contractor accordingly, with a copy to the Employer.

          4.17  Failure by Contractor to Submit Drawings
                If the failure or inability of the Engineer to issue any drawings or instructions is caused in whole or in part by the failure of the Contractor to submit Drawings or other documents which he is required to submit under the Contract, the Engineer shall take such failure by the Contractor into account when making his determination pursuant to Sub-Clause 4.16.

5.                      OBLIGATIONS OF THE CONTRACTOR

          5.1   General Obligations

                The Contractor shall in accordance with the Contract, with due care and diligence, design, manufacture, deliver to Site, construct, maintain, erect, test and commission the Plant and carry out


                                      1-13
                the Works within the Time for Completion. The Contractor shall also provide all necessary Contractor's Equipment, superintendence, labor, training for the employees of the Employer, materials and all necessary facilities therefor.

          5.2   Obligation to Provide Items and to Execute Works
                Except as otherwise provided in the Contract, the Contractor shall take full responsibility, at no additional cost to the Employer to provide all items and execute all tasks which are not specifically mentioned in the Contract, but which are necessary for the proper normal, efficient, safe and stable operation of the Plant.

          5.3   Availability of Spare Parts
                The Contractor shall provide necessary spare parts for at least 15 years from the date of issue of provisional certificate of acceptance subject to conditions to be agreed at the completion of the Contract, and after the lapse of this period, the necessary manufacturing drawings shall be provided to the Employer free of charge.

          5.4   Performance Security
                The Contractor shall provide a Performance Security by a First Class International Bank confirmed by the Commercial Bank of Ethiopia, in favor of the Employer to the amount of 10% (Ten) percent of the Contract Price, within 28 days after the signature of the Contract. Such security shall be in the form annexed to these Conditions, (Annex A). The cost of complying with the requirements of this Clause shall be borne by the Contractor.

          5.5   Period of Validity
                The Performance Security shall be valid until the Contractor has executed, completed and remedied defects in the Works in accordance with the Contract. No claim shall be made against the Performance Security after the issue of the Defects Liability Certificate and the Performance Security shall be returned to the Contractor within 14 days of the issue of the Defects Liability Certificate.

          5.6   Claims under Performance Security
                The Employer shall not make a claim under the Performance Security unless one of the following conditions is satisfied:

                a) the Contractor is in breach of the Contract and fails to remedy the breach within 30 days after receiving written notice from the


                                      1-14

                     Employer requiring him so to do. The notice shall state the intention to claim under the Performance Security, the amount claimed and the breach relied upon, or

                b) the Employer and the Contractor have agreed in writing that the amount demanded is payable to the Employer, and the amount has not been paid within 30 days thereafter, or

                c) the Employer has obtained an award in arbitration under the Contract and the amount awarded has not been paid within 30 days after the award, or

                d)   the Contractor has gone into liquidation or is bankrupt.

                     In every case the Employer shall, when making the claim, send a copy to the Contractor.

          5.7   Site Data
                The Employer shall have made available to the Contractor, before the submission by the Contractor of the Tender, such data on hydrological meteorological and sub-surface conditions as have been obtained by or on behalf of the Employer from investigations undertaken relevant to the Works but the Contractor shall be responsible for his own interpretation thereof.

                The Contractor shall be deemed to have inspected and examined the Site and its surroundings and information available in connection therewith and to have satisfied himself (so far as is practicable, having regard to considerations of cost and time) before submitting his Tender, as to:

                a) the form and nature thereof, including the sub-surface conditions,

                b)   the hydrological and climatic conditions,

                c) the extent and nature of work and materials necessary for the execution and completion of the Works and the remedying of any defects therein,

                d) the facilities available at the ports for unloading cargo and the time taken for such operation.

                e) the means of access to the Site and the accommodation he may require and, in general, shall be deemed to have obtained all necessary information, subject as above mentioned, as to


                                      1-15
                     risks, contingencies and all other circumstances which may influence or affect his Tender.

                     The Contractor shall be deemed to have based his Tender on the data made available by the Employer and on his own inspection and examination, all as aforementioned.

          5.8   Other Local Conditions
                The Contractor shall be deemed to have satisfied himself on and taken account of:

                a) all the conditions and circumstances affecting the Contract Price,

                b) the possibility of carrying out the Works as described in the Contract,

                c)   the general circumstances at the Site, and

                d)   the general labor position at the Site.

                The Contractor shall not be responsible for the accuracy of information given in writing by the Employer or the Engineer but shall be responsible for his interpretation of information received from whatever source.

          5.9   Physical Obstructions and Conditions
                If during the execution of the Works on site the Contractor encounters physical obstructions or conditions of the kind stipulated in sub-clause 10.3C which could not reasonably have been foreseen he shall be entitled to recover the additional cost incurred in consequence provided that the Contractor gives written notice to the Engineer.

                The Engineer shall certify and there shall be added to the Contract Price the additional cost of:

                a) complying with any instruction which the Engineer, after due consultation with the Employer and the Contractor, issues to the Contractor in connection therewith, and

                b) any necessary measures which the Contractor may take in the absence of specific instructions from the Engineer.

          5.10  Work to be in Accordance with Contract
                Unless it is legally or physically impossible, the Contractor shall execute and complete the Works and remedy any defects therein in strict accordance with the Contract to the satisfaction of the Engineer. The Contractor shall comply with and


                                      1-16
                adhere to the Engineer's instructions on any matter, whether mentioned in the Contract or not, touching or concerning the Works. The Contractor shall take instructions only from the Engineer or, subject to the provisions of Clause 2, from the Engineer's Representative.

          5.11  Master Schedule to be Furnished
                a) The Contractor shall within 30 days from the Effective Date submit a Master Schedule for the approval of the Engineer.

                     The Master Schedule shall contain the following:

                     1) the order in which the Contractor proposes to carry out the Works (including design, manufacture, delivery to Site, erection, testing and commissioning),

                     2) the times when submission and approval of the Contractor's Drawings are required.

                     3) the times by which the Contractor requires the Employer or Engineer:

                          (i)  to furnish any Employer's Drawings,

                          ii)  to provide access to the Site, and

                          iii) to have obtained any import licenses, consents,
                               wayleaves and approvals necessary for the purpose of the Works.

                     Such Master Schedule shall be based on the provisional Master Schedule issued by the Contractor and incorporated in the Contract as Annex 19.

                b) The Engineer shall approve the Master Schedule within 30 days of receipt.

                c) Approval of the Master Schedule (or any modification thereof with the Engineer's consent) shall not relieve the Contractor of any of his obligations under the Contract.

                d) After approval of the Master Schedule the Contractor shall adhere to the order of the procedure stated therein unless he obtains the written permission of the Engineer to vary such order. The Contractor shall whenever


                                      1-17
                     required by the Engineer also provide in writing a general description of the arrangements and methods which the Contractor proposes to adopt for the execution of the Works.

                e) No alteration of the Master Schedule shall be made without the approval of the Engineer.

                f) If at any time it should appear to the Engineer that the actual progress of the Works does not conform to the Master Schedule, the Contractor shall produce, at the request of the Engineer, a revised Master Schedule showing the modifications to the agreed Master Schedule necessary to ensure completion of the Works within the Time for Completion.

          5.12 Cash Flow Estimate and Contract Administration Procedures Within 30 days of the Effective Date, the Contractor shall provide to the Engineer:

                a) a detailed cash flow estimate in quarterly periods, of all payments to which the Contractor will be entitled under the Contract and the Contractor shall subsequently supply revised cash flow estimates at quarterly intervals.

                b) the Contract Administration Procedures Manual as specified in Annex 20.

          5.13  Contractor's Superintendence
                The Contractor shall provide all necessary superintendence during the execution of the Works and as long thereafter as necessary for the proper fulfilling of the Contractor's obligations under the Contract. The Contractor, or his competent and authorized representatives, shall be fluent in the English language, and their names shall be communicated to the

                Engineer within 30 days after the Effective Date. Such authorized representative shall receive, on behalf of the Contractor, instructions from the Engineer or, subject to the provisions of Clause 2, the Engineer's Representative.

          5.14  Contractor's Employees
                The Contractor shall provide on the Site in connection with the execution and completion of the Works and the remedying of any defects therein:


                                      1-18

                a) only such technical assistants as are skilled and experienced in their respective callings and such foremen and leading hands as are competent to give proper superintendence of the Works, and

                b) such skilled, semi-skilled and unskilled labor as is necessary for the proper and timely fulfilling of the Contractor's obligations under the Contract.

          5.15  Objection to Contractor's Employees
                The Engineer shall be at liberty to object to and require the Contractor to remove forthwith from the Works any person provided by the Contractor who, in the opinion of the Engineer, misconducts himself, or is incompetent or negligent in the proper performance of his duties, and such person shall not be again allowed upon the Works without the consent of the Engineer. Any person so removed from the Works shall be replaced as soon as possible.

          5.16  Setting Out
                The Contractor shall be responsible for:

                a) the accurate setting-out of the Works in relation to the original points, lines and levels of reference given by the Engineer in writing,

                b) the correctness, subject as above mentioned, of the position, levels, dimensions and alignment of all parts of the Works, and

                c) the provision of all necessary instruments, appliances and labor in connection with the foregoing responsibilities.

                If, at any time during the execution of the Works, any error appears in the position, levels, dimensions or alignment of any part of the Works, the Contractor, on being required so to do by the Engineer, shall, at his own cost, rectify such error to the satisfaction of the Engineer, unless such error is based on incorrect data supplied in writing by the Engineer, in which case the Engineer shall determine an addition to the Contract Price per Sub-clause 4.14, and shall notify the Contractor accordingly, with a copy to the Employer.


                                      1-19

                The checking of any setting-out of any line or level by the Engineer shall not in any way relieve the Contractor of his responsibility for the accuracy thereof and the Contractor shall carefully protect and preserve all bench-marks, sight-rails, pegs and other things used in setting-out the Works.

          5.17  Contractor's Equipment
                a) All Contractor's equipment imported under the Contract shall forthwith be sent to the Site and shall not be used except for the execution of the Works.

                b) All Contractor's Equipment provided by the Contractor shall, when brought on to the Site, be deemed to be exclusively intended for the execution of the Works and the Contractor shall not remove the same or any part thereof, except for the purpose of moving it from one part of the Site to another or upon completion of the Works, without the consent in writing of the Engineer.

                c) The Contractor shall be liable for loss of or damage to any of the Contractor's Equipment which may happen otherwise than through the default of the Employer.

          5.18  Safety, Security and Protection of the Environment
                The Contractor shall, throughout the execution and completion of the Works and the remedying of any defects therein:

                a) have full regard for the safety of all persons entitled to be upon the Site and keep the Site (so far as the same is under his control) and the Works (so far as the same are not completed or occupied by the Employer) in an orderly state appropriate to the avoidance of danger to such persons, and

                b) provide and maintain at his own cost all lights, guards, fencing, warning signs and watching, when and where necessary or required by the Engineer or by any duly constituted authority, for the protection of the Works or for the safety and convenience of the public or others, and





                                      1-20

                c) take all reasonable steps to protect the environment on and off the Site and to avoid damage or nuisance to persons or to property of the public or others resulting from pollution, noise or other causes arising as a consequence of his methods of operation.

          5.19  Clearance of Site
                The Contractor shall from time to time during the progress of the Works clear away and remove all surplus materials and rubbish. On completion of the works the Contractor shall remove all Contractor's Equipment and leave the whole of the Site and the Works clean and in a workmanlike condition, to the satisfaction of the Engineer. Provided that the Contractor shall be entitled to retain on Site, until the end of the Defects Liability Period, such material, Contractor's Equipment and Temporary Works as are required by him and consented to by the Engineer for the purpose of fulfilling his obligations during the Defects Liability Period.

          5.20  Opportunities for Other Persons and Contractors
                a) The Contractor shall, in accordance with the requirements of the Engineer, afford all reasonable opportunities to persons for carrying out their work, to any other contractors employed by the Employer and to the workmen of the employer and of any other persons who may be employed in the execution on or near the Site of any work not included in the Contract or of any contract which the Employer may enter into in connection with or ancillary to the Works. If, however, the Contractor shall, on the written request of the Engineer or the Engineer's Representative, make available to any such other person, any road or ways for the maintenance of which the Contractor is responsible, or permit the use by any such of the Contractor's Equipment on the Site, or provide any other service of whatsoever nature, the Employer shall pay to the Contractor accordingly. The amount to be paid shall be certified by the Engineer and added to the Contract Price.

                b) In so far as the execution of the Works requires the Contractor to work in conjunction with any other contractor employed by the Employer, such work shall be carried out as described in the Specification or in such manner and at such times as the Engineer shall reasonably instruct in the interests of the timely completion of all works by all





                                      1-21
                     contractors on the Site provided the same shall not obstruct or disturb the progress of the Works.

          5.21  Authority for Access
                No persons other than the employees of the Contractor and his Subcontractors shall be allowed on the Site except with the consent of the Engineer.

          5.22  Information for Import Permits and Licenses
                The Contractor shall submit to the Employer in good time such details of all Plant and Contractor's Equipment as will enable the Employer to obtain all necessary import permits or licenses.

          5.23  Compliance with Laws
                The Contractor shall, in all matters arising in the performance of the Contract, conform in all respects with the provisions of any law or regulation of any duly constituted authority that shall be applicable to the Works, and shall keep the Employer indemnified against all penalties and liability of every kind for breach of any such law or regulation.

          5.24  Patent Rights
                The Contractor shall indemnify the Employer against all claims of infringement of any patent, registered design, copyright, trade mark or trade name or other intellectual property right provided that all of the following conditions are satisfied:

                (a) The Claim or proceeding arise out of the design, construction, manufacture or use of the Works or any Plant supplied by the Contractor.

                (b) The right was protected at the date of the Contract in the Contractor's country or the country in which the Plant is to be manufactured or erected.

                (c) The infringement or allegation of infringement was not caused by any use of the Works otherwise than for the purpose indicated by or reasonably to be inferred from the Specification.

                (d) The infringement or allegation of infringement was not caused by the use of any Plant in association or combination with any plant not supplied by the Contractor, unless such association or combination was disclosed to the Contractor prior to the date of the Tender.


                                      1-22

                (e) The infringement or allegation of infringement was not caused by the Contractor following the design or instructions of the Employer or the Engineer.

          5.25  Claims in respect of Patent Rights
                The Contractor shall be promptly notified of any claim under this Clause made against the Employer. The Contractor may at his own cost conduct negotiations for the settlement of such claim, and any litigation that may arise therefrom.

                The Employer shall not make any admission which might be prejudicial to the Contractor unless the Contractor has failed to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested.

                The Contractor may not, however, conduct such negotiations or litigation before he has given the Employer such reasonable security as the Employer may require. The security shall be for an amount which is an assessment of the compensation, damages, expenses and costs for which the Employer may become liable and which are the subject of the indemnity under Sub-Clause 5.24.

                The Employer shall, at the request of the Contractor, provide all available assistance for the purpose of contesting any such claim or action, and shall be repaid all reasonable costs incurred in doing so.

          5.26  Employer's Warranty for Patent Rights
                If any matter for which the Contractor is not liable to indemnify the Employer under Sub-Clause 5.24 causes the infringement or allegation of infringement by the Contractor of any patent, registered design, trade mark, copyright or other intellectual property right, the Employer shall indemnify the Contractor against all claims, damages, expenses and costs which the Contractor may incur in relation thereto. The provisions of Sub-Clause 5.24 shall apply mutatis mutandis.

          5.27  Royalties
                The Contractor shall pay all tonnage and other royalties, rent and other payments or compensation, if any, for obtaining stone, sand, gravel, clay or other materials required for the Works.

          5.28  Antiquities
                All fossils, coins, articles of value or antiquity and structures and other remains or things of geological or archaeological interest discovered on the Site of the Works shall as between the Employer





                                      1-23
                and the Contractor be deemed to be the absolute property of the Employer. The Contractor shall take reasonable precautions to prevent his workmen or any other persons from removing or damaging any such article or thing and shall immediately upon discovery thereof and, before removal, acquaint the Engineer's Representative of such discovery and carry out, at the expense of the Employer, the Engineer's Representative's orders as to the disposal of the same. If, by reason of such instructions, the Contractor suffers delay and/or incurs cost, then the Engineer shall, after due consultation with the Employer and the Contractor determine:

                a) any extension of time to which the Contractor is entitled under Clause 10 hereof, and

                b) the amount of such costs, which shall be added to the Contract Price.

          5.29  Traffic and Special Loads
                a) All operations necessary for the execution of the Works shall, so far as compliance with the requirements of the Contract permits, be carried on so as not to interfere unnecessarily or improperly with the convenience of the public, or the access to, use and occupation of public or private roads and footpaths to or of properties whether in the possession of the Employer or of any other person. The Contractor shall save harmless and indemnify the Employer in respect of all claims, proceedings, damages, costs, charges and expenses whatsoever arising out of, or in relation to, any such matters in so far as the Contractor is responsible therefor.

                b) The Contractor shall use every reasonable means to prevent any of the roads or bridges communicating with or on the routes to the Site from being damaged or injured by any traffic of the Contractor or any Sub-Contractor and, in particular, shall select routes, choose and use vehicles and restrict and distribute loads so that any such extraordinary traffic as will inevitably arise from the moving of Plant and Contractor's Equipment from and to the Site shall be limited, as far as reasonably possible, and so that no unnecessary damage or injury may be occasioned to such highways and bridges.


                                      1-24

                c) Should it be found necessary for the Contractor to move one or more loads of Plant or Contractor's Equipment over part of a highway or a bridge, the moving whereof is likely to damage any such highway or bridge unless special protection or strengthening is carried out, then the Contractor shall before moving the load on to such highway or bridge give notice to the Engineer or Engineer's Representative of the weight and other particulars of the load to be moved and his proposals for protecting or strengthening the said highway or bridge. Unless within 14 days of the receipt of such notice the Engineer shall by counter-notice direct that such protection or strengthening is unnecessary, then the Contractor shall carry out such proposals or any modification thereof that the Engineer shall require and the costs thereof shall be paid by the Employer to the Contractor only if the Contractor could not reasonably have foreseen the same.

6.                       OBLIGATIONS OF THE EMPLOYER

          6.1   Possession of Site
                a) The Employer shall, promptly provide the Contractor possession and access of so much of the Site as may be required to enable the Contractor to commence and proceed with the execution of the Works in accordance with the Master Schedule and otherwise in accordance with such reasonable proposals of the Contractor as he shall, by written notice to the Engineer, make and the Employer shall, from time to time as the Works proceed, give to the Contractor, possession of such further portions of the Site as may be required to enable the Contractor to proceed with the execution of the Works in accordance with the Master Schedule or with such proposals, as the case may be.

                b) If the Contractor suffers delay or incurs costs from any failure on the part of the Employer to give possession or access in accordance with the terms of this Clause, the Engineer shall grant an extension of time for the completion of the Works and certify such sum as, in his opinion, shall be fair to cover the cost incurred, which sum shall be paid by the Employer.





                                      1-25

          6.2   Civil Works on Site
                Any building, structure, foundation or means of access on the Site to be provided by the Employer shall be in a condition suitable for the reception, movement, installation and maintenance of the Works within the time or times indicated in the Master Schedule.

          6.3   Permits and Approvals
                The Employer shall per the Master Schedule use its best efforts to assist the Contractor to obtain all consents including permits-to-work, wayleaves, and approvals at the expense of the Contractor.

                The Employer shall assist the Contractor to obtain all import permits or licenses whenever required for any part of the Plant or Works in reasonable time having regard to the time for delivery of the Plant and completion of the Works.

          6.4   Information regarding Laws.
                The Employer shall assist the Contractor in ascertaining the nature and extent of any laws, regulations, orders or by-laws, and customs in the country where the Plant is to be erected, which may affect the Contractor in the performance of his obligations under the Contract.

          6.5   Clearance through Customs
                The Employer shall use its best efforts in assisting the Contractor in obtaining clearance through customs for Contractor's Equipment, materials and other things required for the Works.

          6.6   Permits for Re-Export
                The Employer shall use its best efforts to assist the Contractor in procuring any necessary government consent to the re-export of the Contractor's Equipment by the Contractor upon the removal thereof pursuant to the terms of the Contract.

          6.7   Letter of Guarantee of Payment for Arbitration Awards
                Prior to the Effective Date the Employer shall provide to the Contractor a letter of guarantee issued by a competent authority of the Ethiopian Government which requires the Government to authorize payment of the amount awarded by arbitration in favour of the Contractor against the Employer subject to the award stating that the Employer has improperly drawn upon the Performance





                                      1-26

                Security, in the event that the Employer does not pay such award within forty five (45) days of the awarding thereof.

          6.8   Letter of Credit
                Within a reasonable time after the Effective Date of the Contract, the Employer shall establish a Letter of Credit in favour of the Contractor.

                The Letter of Credit shall be irrevocable, divisible and revolving and shall be issued by a US Bank acceptable to the Contractor. The Letter of Credit shall be guaranteed by the African Development Bank's Procedure under its reimbursement guarantee format (ADB II-B).

                The face value of the Letter of Credit for the first year of its issuance shall be US$ 25,000,000 and thereafter shall reduce to US$ 12,500,000.

                All costs associated with the Letter of Credit shall be borne by the Contractor.

7.                                 LABOUR

          7.1   Engagement of Labour
                The Contractor shall make his own arrangements for the engagement of all labor and for the transport, housing, feeding and payment thereof.

          7.2   Employment of Local Labour
                The Contractor shall make every effort to and shall employ the maximum number of qualified Ethiopian citizens to carry out the Works. Suitably skilled tradesmen and unskilled labor shall be drawn from the local population where available.

          7.3   Importation of Labour
                If the Contractor shall import qualified staff or artisans the importation and repatriation thereof together with the importation and repatriation of other labor and personnel shall be subject to the relevant laws and regulations in force from time to time and no labor or personnel shall be imported by the Contractor without first obtaining the necessary authorizations from the appropriate authorities. The Contractor shall in his planning take due account of the time required to complete all formalities and to obtain necessary documents.


                                      1-27

                The Employer shall assist the Contractor in the obtaining of visas, work permits and other authorizations for the Contractor's essential labor and personnel.

          7.4   Use of Alcohol and Drugs
                The Contractor shall not, otherwise than in accordance with the laws and regulations for the time being in force, import, sell, give, barter or otherwise dispose of any alcoholic liquor, or drugs or permit or allow any such importation, sale, gift, barter or disposal by his Sub-Contractors, agents or employees.

          7.5   Prohibition of Firearms
                The Contractor shall not import, buy locally, give, barter or otherwise dispose of to any person any arms or ammunition of any kind or permit or allow the same as aforesaid, except as authorized by appropriate Ethiopian government authorities.

          7.6   Preservation of Peace
                The Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct by or amongst his employees and for the preservation of peace and protection of persons and property in the neighborhood of the Works against the same.

          7.7   Working Hours
                The Contractor shall, in all dealing with labor in his employment have due regard to the hours and conditions of work prescribed by law and to all recognized festivals, days of rest and religious or other customs.

                No work shall be carried out on the Site outside normal working hours or on the locally recognized days of rest, unless:

                a)   the Contract so provides, or

                b) the work is unavoidable or necessary for the saving of life or property or for the safety of the Works, in which case the Contractor shall immediately advise the Engineer, or

                c)   the Engineer gives his consent.


                                      1-28

          7.8   Outbreak of Illness
                In the event of any outbreak of illness of an epidemic nature, the Contractor shall comply with and carry out such regulations and orders as may be made by the Government, or the local medical or other authorities for the purpose of dealing with and overcoming the same. The costs associated with the outbreak of such illness shall be the responsibility of the Employer.

          7.9   Prevention of Disease
                The Contractor shall take such precautions as necessary to reduce the danger to health and general nuisance occasioned by mosquitos and other animal pests. At the Site, as requisite, the Contractor shall provide his employees with suitable prophylactics for the prevention of disease and take steps to prevent the formation of stagnant pools of water. He shall comply with all regulations of the medical authorities in these respects and shall in particular arrange to spray thoroughly with approved insecticide all buildings, sheds and temporary structures erected on the Site. He shall warn his employees of the existence and danger of health hazards whenever applicable.

          7.10  Responsibility for Safety
                The Contractor shall appoint some person to deal with the safety and protection against accidents of his labor and personnel at the Site. Such person shall be qualified for this work and shall have authority to issue instructions and to institute protective measures to prevent accidents to the satisfaction of the Engineer. The Contractor shall within twenty-four hours of the occurrence of any accident, at the Site or in connection with the execution of the Works, report such accident to the Engineer's Representative. The Contractor shall also report such accident to the competent authority whenever such report is required by law.

          7.11  Removal of Temporary Facilities
                The Contractor shall at his own cost provide, maintain and remove on completion of the Contract, all camps and housing necessary to properly accommodate his personnel and labor, together with all associated services including all necessary water supplies and installations for drinking and other purposes, sanitation, drainage, refuse disposal, fencing and fire-fighting equipment. All buildings and all sheds and temporary structures which the Contractor may erect for his own purposes


                                      1-29
                shall be erected only on land placed at the Contractor's disposal by the Employer. Such facilities shall in respect of design, situation, layout, water supply, washing and cooking facilities, lighting, sanitary and health arrangements and welfare be appropriate in all respects for their purpose, shall comply with all relevant laws and regulations and be subject to the approval of the Engineer.

          7.12  First Aid Facilities
                The Contractor shall provide, equip and maintain throughout the construction period and so far as may be necessary during the Period of Maintenance, in a position on the Site and approved by the Engineer suitable and sufficient first-aid facilities for the general use of his and Sub-Contractor's personnel and labor.

          7.13  Responsibility for Costs
                Unless specifically provided herein, all costs that may be incurred by the Contractor in giving effect to the provisions of this Clause, shall be deemed to be included in the Contract Price.

          7.14  Responsibilities of Sub-Contractors
                The Contractor shall be responsible for the observance by his Sub-Contractors of the provisions of this Clause.

          7.15  Reporting Requirements
                The Contractor shall, if required by the Engineer, deliver to the Engineer's Representative or at his office a record in detail, in such form and at such intervals as the Engineer may prescribe, showing the supervisory staff and the numbers of the several classes of labor from time to time employed by the Contractor on the Site and such information respecting Contractor's Equipment as the Engineer may require.

          7.16  Availability of Facilities to Other Contractors
                The Contractor shall make available, without charge, to the personnel (designated by the Engineer and not exceeding three in number at any one time) of another contractor employed by the Employer to supervise the erection of mills and caneyard equipment, all such facilities as are to be provided for under this Clause.





                                      1-30

          7.17  Provision of Information-Labour Laws
                The Employer shall assist the Contractor in provision of information regarding applicable labor laws as necessary to allow the Contractor to comply with the provisions of Clause 7, including without limitation, the requirements regarding permissible working hours, the dispensation of alcoholic liquor and drugs, prompt handling of the importation and repatriation of foreign labor, and the applicable laws and regulations regarding the construction of accommodations for personnel and labor.

8.        MATERIALS, PLANT AND WORKMANSHIP

          8.1   Quality of Plant
                All Plant shall be:

                a) of the respective kinds described in the Contract and in accordance with the Engineer's instructions, and

                b) subjected from time to time to such tests as the Engineer may reasonably require at the place of manufacture, fabrication or preparation, or on the Site or at such other place or places as may be specified in the Contract, or at all or any of such places.

                     The Contractor shall use his best endeavors to use materials and products originating in Ethiopia.

                     The Contract shall provide such assistance, labor, electricity, fuels, stores, apparatus and instruments as are normally required for examining, measuring and testing any materials or Plant and shall supply samples of materials, before incorporation in the Works, for testing as may be selected and required by the Engineer.

                     Where the manner of manufacture and execution is not set out in the Contract, the work shall be executed in a proper and workmanlike manner in accordance with recognized good practice.

                     The cost of making any test shall be borne by the Contractor only if such test is clearly intended by or provided for in the Contract


                                      1-31

          8.2   Certificate of Testing
                When Plant has passed the tests referred to in this Clause, the Engineer shall furnish to the Contractor a certificate or endorse the Contractor's test certificate to that effect.

          8.3   Inspection of Operation
                The Engineer, and any person authorized by him in writing, shall at all reasonable times have access to the Site and to all workshops and places where materials or Plant are being manufactured, fabricated or prepared for the Works and the Contractor shall afford every facility for and every assistance in obtaining the right to such access.

          8.4   Inspection and Testing
                The Engineer shall be entitled, during manufacture, fabrication or preparation to inspect and test the materials and plant to be supplied under the Contract. If materials or Plant are being manufactured, fabricated or prepared in workshops or places other than those of the Contractor, the Contractor shall obtain permission for the Engineer to carry out such inspection and testing in those workshops or places. Such inspection or testing shall not release the Contractor from any obligation under the Contract.

          8.5   Dates for Inspection and Testing
                The Contractor shall agree with the Engineer on the time and place for the inspection or testing of any materials or plant as provided in the Contract. The Engineer shall give the Contractor not less than 24 hours notice of his intention to carry out the inspection or to attend the tests. If the Engineer, or his duly authorized representative, does not attend on the date agreed, the Contractor may, unless otherwise instructed by the Engineer, proceed with the tests, which shall be deemed to have been made in the presence of the Engineer. The Contractor shall forthwith forward to the Engineer duly certified copies of the test readings. If the Engineer has not attended the tests, he shall accept the said readings as accurate.





                                      1-32

          8.6   Rejection
                If, as a result of the inspection, examination or testing referred to in Clause 8, the Engineer decides that any Plant is defective or otherwise not in accordance with the Contract, he may reject such Plant and shall notify the Contractor in writing thereof immediately. The notice shall state the Engineer's objections with reasons. The Engineer shall not reject any Plant for minor defects which do not affect the commercial operation of the Plant.

                The Contractor shall within reasonable time make good the defect or ensure that any rejected Plant complies with the Contract.

                If the Engineer requires such Plant to be retested, the tests shall be repeated under the same terms and conditions. All costs incurred by the Employer and certified by the Engineer as the result of the repetition of the tests shall be deducted from the Contract Price.

          8.7   Removal of Improper Plant
                The Engineer shall have authority to issue instructions from time to time, for:

                a) the removal from the Site, within such time or times as may be specified in the instruction, of any materials or Plant which, in the opinion of the Engineer, are not in accordance with the Contract,

                b) the substitution of proper and suitable materials or Plant, and

                c) the removal and proper re-execution, notwithstanding any previous test thereof or interim payment therefor, of any work which, in respect of:

                     (i)  materials, Plant or workmanship, or
                     (ii) design by the Contractor or for which he is
                          responsible, is not, in the opinion of the Engineer, in accordance with the Contract.

          8.8   Default of Contractor in Compliance
                In case of default on the part of the Contractor in carrying out such instruction within the time specified therein or, if none, within a reasonable time, the Employer shall be entitled to employ and


                                      1-33
                pay other persons to carry out the same and all costs consequent thereon or incidental thereto shall, after due consultation with the Employer and the Contractor, be determined by the Engineer and shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any moneys due or become due to the Contractor and the Engineer shall notify the Contractor accordingly, with a copy to the Employer.

          8.9   Examination of Work Before Covering Up
                No part of the Works shall be covered up or put out of view without the approval of the Engineer and the Contractor shall afford full opportunity for the Engineer to examine and measure any such part of the Works which is about to be covered up or put out of view and to examine foundations before any part of the Works is placed thereon. The Contractor shall give due notice to the Engineer whenever any such assembly, work or foundation is or are ready or about to be ready for examination and the Engineer shall, without unreasonable delay, unless he considers it unnecessary and advises the Contractor accordingly, attend for the purpose of examining and measuring such assembly or work or of examining such foundations.

          8.10  Uncovering & Making Openings
                The Contractor shall uncover any part of the Works or make openings in or through the same as the Engineer may from time to time direct and shall reinstate and make good such part to the satisfaction of the Engineer. If any such part has been covered up or put out of view after compliance with the requirement of the preceding Sub-Clause and is found to be executed in accordance with the Contract, the Engineer shall, after due consultation with the Employer and the Contractor, determine the amount of the Contractor's costs in respect of such of uncovering, making openings in or through, reinstating and making good the same, which shall be added to the Contract Price, and shall notify the Contractor accordingly, with a copy to the Employer. In any other case all costs shall be borne by the Contractor.

          8.11  Plant - Free Issue
                Where the Employer is providing without charge to the Contractor (Free Issue) Plant for incorporation in the Works, such Plant shall remain the property of the Employer. The Contractor shall maintain such plant in good order and condition and shall


                                      1-34
                take full responsibility for the care thereof. Waste or loss of such Plant arising from bad workmanship or from the neglect of the Contractor shall be made good at the expense of the Contractor.

          8.12  Permission to Deliver
                The Contractor shall apply in writing to the Engineer for permission to deliver any Plant or Contractor's Equipment to the Site. No Plant or Contractor's Equipment may be delivered to the Site without the Engineer's written permission. Authorization for shipment under Annex C is deemed as permission to deliver such Plant and Equipment.

                The Contractor shall be responsible for the reception on Site of the Plant and Contractor's Equipment.

          8.13  Warranty
                a) The Contractor warrants that the Plant supplied under the Contract are in accordance with the specification, new, unused, of the most recent or current models and incorporate all recent improvements in design and materials. The Contractor further warrants that all Plant supplied under this Contract shall have no defect arising from design, materials or workmanship or from any act or omission of the Contractor that may develop under normal use of the supplied Plant in the conditions prevailing at the site of Finchaa Sugar Factor.

                b) This Warranty shall remain valid for 12 months after Taking-over Certificate is issued for the Plant or, any portion thereof as the case may be.

                c) The Employer shall promptly notify the Contractor in writing of any claims arising under this Warranty.

                d) Upon receipt of such notice the Contractor shall, with all reasonable speed, repair or replace the defective plant or parts thereof, without costs to the Employer.





                                      1-35

                e) If the Contractor, having been notified, fails to remedy the defect(s) within a reasonable period, the Employer may proceed to take such remedial action as may be necessary, at the Contractor's risk and expense and without prejudice to any other rights which the Employer may have against the Contractor under the Contract.

9.                      SUSPENSION OF WORKS, DELIVERY
                                 OR ERECTION

          9.1   Order to Suspend
                The Engineer may at any time instruct the Contractor to:

                a)   suspend progress of the Works, or

                b) suspend delivery of Plant or Contractor's Equipment which is ready for delivery to the Site at the time for delivery specified in the Master Schedule, or if no time is specified, at the time appropriate for it to be delivered, or

                c) suspend the erection of Plant which has been delivered to the Site.

                When the Contractor is prevented from delivering or erecting Plant in accordance the Master Schedule the Engineer shall be deemed to have instructed a suspension except when such prevention is caused by the Contractor's default.

                The Contractor shall during suspension protect and secure the Works or Plant affected at the Contractor's works or elsewhere or at the Site, as the case may be, against any deterioration, loss or damage.

          9.2   Cost of Suspension
                The additional cost incurred by the Contractor in protecting, securing and insuring the Works or Plant and in following the Engineer's instructions under Sub-Clause 9.1 and in resumption of the work, shall be added to the Contract Price.

          9.3   Payment in Event of Suspension
                The Contractor shall be entitled to payment for Plant which has not been delivered to Site if the work on Plant or delivery of Plant has been suspended for more than 30 days. After 30 days of





                                      1-36
                suspension, the Contractor shall be entitled to payment of the value of such Plant as at the date of suspension.

                A certificate of payment shall be issued on condition that:

                a) the Contractor has marked the Plant as the Employer's property in accordance with the Engineer's instructions, and

                b)   the suspension is not due to the Contractor's default.

          9.4   Prolonged Suspension
                If suspension of the Works under Sub-Clause 9.1 has continued for more than 90 days, and the suspension is not due to the Contractor's default, the Contractor may by notice to the Engineer require permission to proceed within 30 days.

                If permission is not granted within that time, the Contractor may treat the suspension as an omission under Clause 16 of the
                Section it affects, or if the suspension affects the whole of the Works, terminate the Contract and the provisions of Clause 27 shall apply.

          9.5   Resumption of Work
                If the Contractor chooses not to treat prolonged suspension as an omission or termination under Sub-Clause 9.4, the Employer shall upon the request of the Contractor, take over the responsibility for protection, storage, security and insurance of the suspended Works and the risk of loss or damage thereto shall thereupon pass to the Employer.

                After receipt of permission or an order to proceed, the Contractor shall, after due notice to the Engineer, examine the Works and the Plant affected by the suspension. The Contractor shall make good any deterioration or defect in or loss of the Works or Plant that may have occurred during the suspension. The cost properly incurred by the Contractor which would not have been incurred but for the suspension shall be added to the Contract Price.


                                      1-37

                The Contractor shall not be entitled to payment for costs incurred in making good any deterioration, defect or loss caused by faulty workmanship or materials or by the Contractor's failure to take the measures specified in Sub-Clause 9.1.

                If the Employer has taken over risk and responsibility for the suspended Works under this Sub-Clause, risk and responsibility shall revert to the Contractor 14 days after receipt of the permission or order to proceed.

10.                 COMMENCEMENT AND COMPLETION OF WORKS

          10.1  Commencement of Works
                The Contractor shall commence the Works on the Effective Date. Thereafter, the Contractor shall proceed with the Works with due expedition and without delay.

          10.2  Time for Completion
                The Works shall be completed and shall have passed the Tests on Completion within 28 months from the Commencement Date as extended, to the extent necessary, pursuant to Sub-Clause 10.3.

          10.3  Extension of Time for Completion
                The Contractor may claim an extension of the Time for Completion if he is or will be delayed in completing the Works by any of the following causes:

                a)   extra or additional work ordered in writing under Clause
                     16,
                b)   exceptional adverse weather conditions,
                c) physical obstructions or conditions which could not reasonably have been foreseen by the Contractor,
                d) Employer's or Engineer's instructions, otherwise than by reason of the Contractor's default,
                e) the failure of the Employer to fulfill any of his obligations under the Contract,
                f)   delay by any other contractor engaged by the Employer,
                g) any suspension of the Works under Clause 9, except when due to the Contractor's default,
                h)   any industrial dispute,
                i)   the Employer's Risks,
                j)   Force Majeure,





                                      1-38

                k) any impediment or prevention by the Employer not already mentioned in Sub-Clause 10.3,
                l) Any delay resulting from loss, destruction or theft of plant/equipment and/or Contractor's plant/equipment, from time of shipment to time of arrival at Site and while stored at site, such theft or pilferage being the subject of an insurance claim.

                The Contractor shall give to the Engineer notice of this intention to make a claim for an extension of time within 14 days of the circumstances for such a claim becoming known to the Contractor. The notice shall be followed as soon as possible by the claim with full supporting details.

                The Engineer shall, after due consultation with the Employer and the Contractor, grant the Contractor from time to time, either prospectively or retrospectively, such extension of Time for Completion as may be justified. The Engineer shall notify the Employer and the Contractor accordingly.

                The Contractor shall be entitled to such extension whether the delay occurs before or after the Time for Completion.

                Where an extension of time has been granted under Sub-Clause 10.3, the additional cost of maintaining the Performance Security in place must be borne by the Employer, and the period and value of Performance Security for such extended time must be subject to mutual agreement between the Employer and Contractor.

          10.4  Rate of Progress
                If for any reason, which does not entitle the Contractor to an extension of time, the rate of progress of the Works or any
                Section is at any time, in the opinion of the Engineer, too slow to comply with the Time for Completion, the Engineer shall so notify the Contractor who shall thereupon take such steps as are necessary, subject to the consent of the Engineer, to expedite progress so as to comply with the Time for Completion. The Contractor shall not be entitled to any additional payment for taking such steps. If, as a result of any notice given by the Engineer under this Clause,





                                      1-39
                the Contractor considers that it is necessary to do any work at night or on locally recognized holiday or days of rest, he shall be entitled to seek the consent of the Engineer (of which consent cannot be unreasonably refused) so to do.

                Provided that if any steps, taken by the Contractor in meeting his obligations under this Clause, involve the Employer in additional supervision costs, such costs shall, after due consultation with the Employer and the Contractor, be determined by the Engineer and shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due or to become due to the Contractor and the Engineer shall notify the Contractor accordingly, with a copy to the Employer.

          10.5  Delay in Completion and Liquidated Damages
                If the Contractor fails to complete the Works within the Time for Completion, the Employer shall be entitled to a reduction in the Contract Price as Liquidated Damages.

                The reduction shall be 0.07% (seven hundredths of one percent) per day of the Contract Price which is attributable to such part of the works as cannot in consequence of the failure be put to the intended use. The reduction shall be computed for each day between the Time for Completion and the actual date of completion.

                If, before the completion of the whole of the works any part or section of the Works has been certified by the Engineer as completed and occupied or used by the Employer, the liquidated damages for delay shall, for any period of delay after such certificate and in the absence of alternative provisions in the Contract be reduced in the proportion which the value of the part or section so certified bears to the value of the whole of the works.

                The reduction shall in no case exceed five (5) percent of the Contract Price.

                Except as provided in Sub-Clause 10.7, such reduction shall be to the exclusion of any other remedy of the Employer in respect of the Contractor's failure to complete within the Time for Completion.





                                      1-40

          10.6  Bonus for Early Completion
                If the Contractor completes the Works in less time than that established in the Time for Completion, the Contractor shall be entitled to a bonus as specified in Annex E.

          10.7  Prolonged Delay
                If the Employer has become entitled to the maximum reduction under Sub-Clause 10.5 for any part of the Works, he may by notice require the Contractor to complete. Such notice shall fix a final time for completion which shall be reasonable.

                If the Contractor fails to complete within such time, and this is not due to a cause for which the Employer or some other contractor employed by the Employer is responsible, the Employer may by further notice to the Contractor either:

                a)   require the Contractor to complete, or
                b) may himself complete at the Contractor's cost provided that he does so in a reasonable manner, or
                c)   terminate the Contract.

                If the Employer terminates the Contract, he shall be entitled to recover from the Contractor any loss he has suffered up to the maximum amount stated in the Contract. If no maximum amount is stated, the Employer shall not be entitled to recover more than that part of the Contract Price which is attributable to that part of the Works which cannot by reason of the Contractor's failure be put to the intended use.

                The Employer shall give credit for the value of any part of the Works which he retains.

11.                          TESTS ON COMPLETION

          11.1  Notice of Tests
                The Contractor shall give to the Engineer 21 days' notice of the date after which he will be ready to make the Tests on Completion. Unless otherwise agreed, the Tests shall take place within 10 days after the said date on such day or days as the Engineer shall notify the Contractor.

          11.2  Time for Tests
                If the Engineer fails to appoint a time within 21 days after having been asked to do so, or does not attend at the time and place appointed, the


                                      1-41

                Contractor shall be entitled to proceed with the Tests in his absence. The Tests shall then be deemed to have been made in the presence of the Engineer and the results of the Tests shall be accepted as accurate.

          11.3  Delayed Tests
                If the Tests are being unduly delayed by the Contractor the Engineer may by notice require the Contractor to make the Tests within 10 days after the receipt of such notice. The Contractor shall make the Tests on such days within that period as the Contractor may fix and of which he shall give notice to the Engineer.

                If the Contractor fails to make the Tests within 10 days the Engineer may himself proceed with the Tests. All Tests so made by the Engineer shall be at the risk and cost of the Contractor and the cost thereof shall be deducted from the Contract Price. The Tests shall then be deemed to have been made in the presence of the Contractor and the results of the Tests shall be accepted as accurate.

          11.4  Facilities for Tests on Completion
                The Employer shall provide free of charge such labor, materials, electricity, fuel, water, stores, apparatus and other things as may be reasonably required by the Contractor to carry out the Tests.

          11.5  Notice of Test Results
                The Engineer must give the Contractor written notice of the Engineer's interpretation of the results of each Test within 15 days of the test date. If the Employer fails to provide such written notice to the Contractor within the time specified, the Plant should be deemed to have passed the Test.

          11.6  Retesting
                If the Work or any Section fails to pass the Tests, the Engineer or the Contractor may require such Tests to be repeated within a reasonable time on the same terms and conditions. All costs to which the Employer may be put by the repetition of the Tests under this Sub-Clause shall be deducted from the Contract Price.





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
          11.7  Disagreement as to Result of Tests
                If the Engineer and the Contractor disagree on the interpretation of the Test results, each shall give a statement of his views to the other within 14 days after such disagreement arises. The statement shall be accompanied by all relevant evidence.

          11.8  Consequences of Failure to Pass Tests on Completion
                If the works or any Section fails to pass the Tests on the repetition thereof under Sub-Clause 11.6, the Engineer, after due consultation with the Employer and the Contractor, shall allow the Contractor if he desires to conduct a third test within seven days after the Contractor has received notice that such plant failed the second test and if the plant then fails Test or Contractor elects not to re-test for the third time, the Engineer shall:

                a) Reject the Works or Section in which event the Employer shall have the same remedies against the Contractor as are provided under Sub-Clause 15.5(a) or

                b) Issue a Taking-Over Certificate, if the Employer so wishes, notwithstanding that the Works are not complete. The Contract Price shall then be reduced by such amount as may be agreed by the Employer and the Contractor or, failing agreement, as may be determined by arbitration.

          11.9  Test Certificate
                As soon as the Works or any Section thereof has passed the Tests, the Engineer shall issue a Certificate to the Contractor and the Employer to that effect.





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
          11.10 Test by Employer's Operators
                Before issuing of the Taking-Over Certificate, the Employer's operators shall run the Plant with materials under the direction and supervision of the Contractor.

12.                              TAKING OVER

          12.1  Taking Over
                The Works or any Section thereof specified under Annex 11.7(c) shall be taken over by the Employer when they have been substantially completed in accordance with the Contract, except in minor respects that do not affect the use of the works for their intended purpose, have passed the Tests on Completion prescribed by the Contract and a Taking-Over Certificate has been issued or deemed to have been issued in accordance with Sub-Clause 12.2.

          12.2  Taking-Over Certificate
                The Contractor may apply by notice to the Engineer for a Taking-Over Certificate not earlier than 14 days before the Works will in the Contractor's opinion be complete and ready for taking over under Sub-Clause 12.1.

                The Engineer shall within 21 days after the receipt of the Contractor's application either:

                a) issue the Taking-Over Certificate to the Contractor, with a copy to the Employer, stating the date on which the Works were substantially complete and ready for taking over, or

                b) reject the application giving his reasons and specifying the work required to be done by the Contractor to enable the Taking-Over Certificate to be issued.

                     If the Engineer fails either to issue the Taking-Over Certificate or to reject the Contractor's application within the period of 21 days, he shall be deemed to have issued the Taking-Over Certificate on the last day of that period.

                     The Contractor shall be entitled to apply for separate Taking-Over Certificates for each such section.


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
          12.3  Use Before Taking Over
                The Employer and/or the Engineer shall not use any part of the Works unless a Taking-Over Certificate has been issued by the Engineer in respect thereof.

                If nevertheless, the Employer and/or Engineer uses any Section of the Works, that Section which is used shall be deemed to have been Taken Over at the date of such use. The Engineer shall on request of the Contractor issue a Taking-Over Certificate accordingly.

                If the Employer and/or Engineer uses the Works before taking over, the Contractor shall be given the earliest opportunity to take such steps as may be necessary to carry out the Tests on Completion.

                The provisions of Sub-Clause 10.5 shall not apply to any Section of the Works while being so used by the Employer. Clause 15 shall apply as if the Section had been taken over on the date it was used by the Employer.

          12.4  Interference with Tests on Completion
                If the Contractor is prevented from carrying out the Tests on Completion by a cause for which the Employer or the Engineer, or other contractors employed by the Employer are responsible, the Employer shall be deemed to have taken over the Works on the date when the Tests on Completion would have been completed but, for such prevention. The Engineer shall issue a Taking-Over Certificate accordingly.

                The Works shall not be deemed to have been taken over if they are not substantially in accordance with the Contract.

                If the Works are taken over under this Clause, the Contractor shall nevertheless carry out the Tests on Completion during the Defects Liability Period. The Engineer shall require the Tests on Completion to be carried out by 14 days notice and in accordance with the relevant provisions of Clause 11.

                Any additional costs to which the Contractor may be put in making the Tests on Completion during the Defects Liability Period, shall be added to the Contract Price.


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
13.                           PERFORMANCE TESTS

          13.1  Carrying Out Tests
                The Performance Tests prescribed under the Contract shall be carried out after the Works have been taken over by the Employer.

                The Performance Tests shall demonstrate that the plant is capable of performing as designed and specified in the Contract.

          13.2  Notice
                The Employer has to give to the Contractor, with a copy to the Engineer, 21 days notice in writing of the date after which the Employer will be ready to make the initial Performance Tests. Unless otherwise agreed in writing the tests shall take place within 10 days after the said date on such day or days as the Contractor shall notify the Employer in writing.

          13.3  Facilities for Performance Tests
                The Employer shall provide free of charge such labour, materials, electricity, fuel, water, stores apparatus and all things as may be requisite and reasonably demanded to carry out such tests efficiently.

          13.4  Procedure for Performance Tests
                Performance Tests shall be carried out by the Employer and the Engineer under the supervision of the Contractor pursuant to such instructions as the Contractor may give in the course of carrying out such Tests. The Performance Tests shall be carried out as far as practicable under the conditions detailed in the Specification.

          13.5  Cessation of Performance Tests
                Every Performance Test shall be carried out to completion unless either the Employer, or the Engineer on his behalf or the Contractor shall order it to be stopped because its continuance would endanger life or cause damage to the Plant. Cessation of a Performance Test does not constitute a Test.

          13.6  Adjustments and Modifications
                If the Works or any portion thereof fails to pass any Performance Test or repeat Performance Test or if any Performance Test or repeat Performance Test is stopped before its completion, such test shall





                                      1-46
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                be repeated as soon as practicable thereafter.  In agreement with the Engineer the Employer shall permit the Contractor to make adjustments and modifications to any part of the Works before the repetition of any Performance Test and shall, if necessary, shut down any part of the Works for such purpose and re-start it after any adjustments or modifications have been made. All such adjustments and modifications shall be made by the Contractor as soon as practicable in agreement with the Engineer at his own expense. The Contractor shall if so required by the Engineer submit details of the adjustments or modifications which he proposes to make to the Engineer for his approval.

          13.7  Costs of Performance Tests
                All reasonable expenses to which the Employer may be put by the repetition of Performance Tests shall be deducted from the Contract Price unless the repetition of the Performance Tests are necessitated by lack of suitable cane, failure or problems with the cane yard or mill room equipment or other cause out of the control of Contractor.

          13.8  Evaluation of Performance Tests
                The results of Performance Tests shall be compiled and evaluated jointly by the Employer, the Engineer and the Contractor on consequences of failure to pass the Performance Tests. Subject to all other conditions of the Contract the Contractor shall not be responsible for any failure to pass Performance Tests caused by deficiencies in equipment supplied to the Contractor by Employer.

                Provided the Contractor has met all other performance related conditions of the Contract the Contractor shall not be held responsible for any failure to meet performance guarantees if the mill crushing rate during the 72 hour test period shall vary from 4000 metric tones per day by more than 10% or if the rate exceeds 4400 metric tones per 24 grinding hours or if the crushing is not at a reasonable uniform rate over each of the 72 elapsed hours of the test.

          13.9  Failure to Pass the Performance Tests
                If the Works or any part there of shall fail to pass any Performance Tests on the repetition thereof, the Employer shall be entitled;


                                      1-47

                a) to order a repetition of the Performance Tests at the expense of the Contractor, or

                b) to issue an acceptance certificate pursuant to the provisions of Clause 14 if the Employer so wishes, and recover from the Contractor any loss suffered by the Employer by reason of the Works failing to achieve any guaranteed performance, or

                c) to reject the Works or any part thereof where the Contractor shall with all speed and at this own expense make good the deficiency. In case the Contractor shall fail so to do the Employer may, provided he does so without undue delay, take such steps, at the expense of the Contractor, as may in all the circumstances be reasonable to make good such deficiency. Any Plant provided by the Employer to replace defective Plant shall comply with the Contract and shall be obtained at reasonable prices. The Contractor shall be entitled to remove and retain all Plant that the Employer may have replaced at the Contractor's expense.

          13.10 Postponement and Adjustments of Modifications
                If the Works fail to pass any Performance Test and the Contractor in consequence proposes to make an adjustment or
                modification   thereto, the Employer may notify the Contractor
                that he does not wish such adjustment or modification to be made until a time that is convenient to him. In such event the Contractor shall become entitled to the issue of an acceptance certificate as if the Works has passed the Performance Test in question, but the Contractor shall remain liable to carry out the adjustment or modification and to satisfy the Performance test within a reasonable time of being notified to do so by the Employer. If however the Employer fails to give any such notice within twelve months of the acceptance of the Works, the Contractor shall be relieved of any such obligation and the Works shall be deemed to have passed such Performance Test.





                                      1-48

14.                              ACCEPTANCE

          14.1  Issue of Acceptance Certificate
                Subject to the provisions of Clause 13, the Employer shall issue to the Contractor a certificate (herein called an "acceptance certificate") stating that the Works are accepted by the Employer as from the date thereof as soon as:

                a)   the Works have been taken over by the Employer,
                b)   the Works have passed all the Performance Tests, and
                c) the Works are currently free from any defects which the Contractor is bound to make good.

                In the event the Employer fails to issue to the Contractor an Acceptance Certificate within 14 days of the earliest date after which all Sections of the Works have satisfied all Performance Tests, the Acceptance Certificate shall be deemed to have been issued by the Employer for purpose of this Sub-Clause.

          14.2  Provisional Acceptance Certificate
                If the Contractor is prevented from satisfying either paragraph
                (a) or paragraph (b) of the preceding Sub-Clause within three months of the taking-over of the Works by any matter which is wholly beyond the Contractor's control he may apply to the Employer for the issue of a provisional acceptance certificate in respect of the Works. The Employer shall thereupon issue such certificate to the Contractor if the Employer is of the opinion that but for the matter of prevention the Contractor would have become entitled to an acceptance certificate under the preceding Sub-Clause.

          14.3  Uncompleted Performance Tests and Work
                The issue of an provisional acceptance certificate shall constitute a provisional acceptance by the Employer of the Works. All uncompleted work and all unsatisfied or uncompleted Performance Tests shall be carried out as soon as practicable. If matters wholly beyond the Contractor's control continue to prevent the carrying out of all the uncompleted work throughout the remainder of the relevant Defects Liability Period then at the expiry of such period uncompleted work shall be treated as having been omitted pursuant to a


                                      1-49
                variation order of the Engineer and shall be valued accordingly. If matters wholly beyond the Contractor's control continue to prevent the Carrying out of the Performance Tests throughout the remainder of the relevant Defects Liability Period then unless it is otherwise established that the Works were throughout the said Defects Liability Period incapable of passing any or all of such Performance Tests by reason of some default of the Contractor, such tests shall at the end of the Defects Liability Period be deemed to have been satisfied.

          14.4  Revoking of Provisional Acceptance Certificate
                If the Works shall fail to pass any of the Performance Tests when carried out in pursuance of the preceding Sub-Clause, the Employer may by further certificate (herein called a "revocation certificate") issued to the Contractor revoke the provisional acceptance certificate.

          14.5  Defects Liability
                Upon acceptance of the Works by the Employer under this Clause the only remaining obligations of the Contractor in respect thereof shall be his obligation to make good any defects during the Defects Liability Period unless such acceptance is by virtue of a provisional acceptance certificate.

15.                           DEFECTS LIABILITY

          15.1  Defects Liability Period
                When any Section of the Work is taken over separately from the Works the Defects Liability Period for the Section shall commence on the date it was taken over.

          15.2  Making Good Defects
                The Contractor shall subject to Sub-Clause 15.1, be responsible for making good any defect in or damage to any part of the Works which may appear or occur during the Defects Liability Period and which arises from, either:

                a)   Any defective materials, workmanship or design, or

                b) Any act or omission of the Contractor during the Defects Liability Period.

                The Contractor shall make good the defect or damage as soon as practicable and at his own cost.


                                      1-50

          15.3  Notice of Defects
                If any such defect appears or damage occurs, the Employer or the Engineer shall forthwith notify the Contractor thereof. If the Employer and the Engineer fail to notify the Contractor as soon as practical of any defect, and the Employer continues to use the Works prior to notice to the Contractor such that the works are further damaged by the Employer's use, then the Contractor will not be liable for repairing any additional damages caused by the Employer's delay in notifying the Contractor of the defect.

          15.4  Extension of Defects Liability Period
                The provisions of this Clause shall apply to all replacements or renewals carried out by the Contractor as if the replacements and renewals had been taken over on the date they were completed.

                The Defects Liability Period for the Works shall be extended by a period equal to the period during which the Works cannot be used by reason of a defect or damage. If only part of the Works is affected the Defects Liability Period shall be extended only for that part.

                In neither case shall the Defects Liability Period be extended by more than one year.

                When erection or delivery of Plant has been suspended under Sub-Clause 9.1, the Contractor's obligation under this Sub-Clause 15.4 shall not apply to any defects occurring more than three years after it would have been delivered but for the suspension.

          15.5  Failure to Remedy Defects
                If the Contractor fails to remedy a defect or damage within a reasonable time as approved by the Engineer, the Employer may fix a final time for remedying the defect or damage.

                If the Contractor fails to do so, the Employer may:

                a) Carry out the work himself or by others at the Contractor's risk and cost, provided that he does so in a reasonable manner. The costs properly incurred by the Employer in remedying the defect or damage shall be deducted from the Contract Price, but the Contractor shall have no responsibility for such work, or





                                      1-51

                b) Require the Contractor to grant the Employer a reasonable reduction in the Contract Price to be agreed or fixed by arbitration under Sub-Clause 34.

          15.6  Removal of Defective Work
                If the defect or damage is such that repairs cannot be expeditiously carried out on the Site, the Contractor may with the consent of the Engineer or the Employer remove from the Site for the purposes of repair any part of the Works which is defective or damaged.

          15.7  Further Tests/Performance Tests
                If the replacements or renewals are such that they may affect the performance of the Works, the Employer may request that Performance Tests be repeated to the extent necessary. The request shall be made by notice within 28 days after the replacement or renewal. The Tests shall be carried out in accordance with Clause 13. If the Employer fails to request the repetition of Tests within the 28 day time period specified in this Sub-Clause the Employer's right to require such Tests shall be terminated.

          15.8  Right of Access
                Until the Final Certificate of Payment has been issued, the Contractor shall have the right of access to all parts of the Works and to records of the working and performance of the Works.

                Such right of access shall be during the Employer's normal working hours at the Contractor's risk and cost. Access shall also be granted to any duly authorized representative of the Contractor whose name has been communicated in writing to the Engineer.

                Subject to the Engineer's approval which will not be unreasonably withheld, the Contractor may also at his own risk and cost make any tests which he considers desirable.

          15.9  Contractor to Search
                The Contractor shall, if required by the Engineer in writing, search for the cause of any defect, under the direction of the Engineer. Unless the defect is one for which the Contractor is liable under this Clause, the cost of the work carried out by the Contractor in searching for the cause of the defect shall be added to the Contract Price.


                                      1-52

          15.10 Defects Liability Certificate
                When the Defects Liability Period for the Works or any Section thereof has expired and the Contractor has fulfilled all his obligations under the Contract for defects in the Works or that Section, the Engineer shall issue within 28 days to the Employer and the Contractor a Defects Liability Certificate to that effect. If the Engineer fails to issue the Defects Liability Certificate within 28 days of the Contractor's fulfillment of his obligations under the Contract such Defects Liability Certificate shall be deemed issued without further action of the Engineer or Employer.

          15.11 Defects in Free Issue Equipment
                The Contractor shall not be liable for any defects resulting from Free-Issue equipment specified and furnished by the Employer or the Engineer subject the Condition of the Contract.

          15.12 Exclusive Remedies
                Except in the case of Gross Misconduct, the Employer's remedies under this Clause shall be in place of and to the exclusion of any remedy in relation to defects whatsoever.

16.                              VARIATIONS

          16.1  Engineer's Right to Vary
                The Engineer may by Variation Order to which the Contractor shall comply at any time before the Works are taken over, instruct the Contractor to alter, amend, omit, add to or otherwise vary any part of the Works.

                The Contractor may, however, at any time propose variations of the Works to the Engineer.

                The Contractor shall carry out such variations and be bound by the same conditions, so far as applicable, as though the said variations were stated in the Specification. Provided that no such variation shall, except with the consent in writing of the Contractor and the Employer, be such as will, with any variations already directed to be made, involve a net addition to or deduction from the Contract Price of more than 5 percent thereof. In any case in which the Contractor has received any such direction from the Engineer which either then or later will, in the opinion of the Contractor, involve an increase or decrease in the


                                      1-53

                Contract Price, the Contractor shall as soon as reasonably possible and before proceeding therewith advise the Engineer in writing to that effect. The amount to be added to or deducted from the Contract Price shall be ascertained and determined in accordance with the rates stated in the schedule of prices so far as the same may be applicable, and where rates are not stated or are not applicable such amount shall be such sum as is determined by the Engineer to be reasonable in the circumstances.

          16.2  Variations in Excess of 5%
                If, with the consent in writing of the Contractor and the Employer, the total value of all variations ordered under the provisions of this Clause exceeds 5 percent of the Contract Price, the Contract Price shall be amended by such sum as shall be agreed upon between the Employer and the Contractor.

          16.3  Variation Order Procedure
                Prior to any Variation Order under Sub-Clause 16.1 the Engineer shall notify the Contractor of the nature and form of such variation.

                As soon as possible after having received such notice, the Contractor shall submit to the Engineer:

                a) a description of work, if any, to be performed and a program for its execution,
                b) the Contractor's proposal for any necessary modifications to the Master Schedule according to Sub-Clause 10.3 or to any of the Contractor's obligations under the Contract, and
                c) the Contractor's proposals for adjustment to the Contract Price.

                Following the receipt of the Contractor's submission the Engineer shall, after due consultation with the Employer and the Contractor, decide as soon as possible whether or not the variation shall be carried out.

                If the Engineer decides that the variation shall be carried out, he shall issue a Variation Order clearly identified as such in accordance with the Contractor's submission or as modified by agreement. If the Engineer and the Contractor are unable to agree the adjustment of the Contract Price, the provisions of Sub-Clause 16.4 shall apply.


                                      1-54

          16.4  Disagreement on Adjustment of the Contract Price
                If the Contractor and the Engineer are unable to agree on the adjustment of the Contract Price, the adjustment shall be determined in accordance with the rates specified in the Schedule of Prices.

                If the rates contained in the Schedule of Prices are not directly applicable to the specific work in question, suitable rates shall be established by the Engineer reflecting the level of pricing in the Schedule of Prices.

                Where rates are not contained in the said Schedule, the amount shall be such as is in all the circumstances reasonable. Due account shall be taken of any over-or under-recovery of overheads by the Contractor in consequence of the variation.

                The Contractor shall also be entitled to be paid:

                a) the cost any partial execution of the Works rendered useless by any such variation,
                b) the cost of making necessary alterations to Plant already manufactured or in the course of manufacture or of any work done that has to be altered in consequence of such a variation,
                c) any additional costs incurred by the Contractor by the disruption of the progress of the Works as detailed in the Program, and
                d) the net effect of the Contractor's finance costs, including interest, caused by the variation.

                The Engineer shall on this basis determine the rates or prices to enable on-account payment to be included in certificates of payment.

          16.5  Variations on Manufacture and Drawings
                If the Engineer shall make any variation in any part of the Works such reasonable notice in writing shall be given to the Contractor as will enable him to make his arrangements accordingly. In cases where Plant is already manufactured or in the course of manufacture, or any work done or Drawings made require to be altered, a reasonable sum in respect thereof shall be allowed by the Engineer. If, in the opinion of the Contractor, any such variation is likely to prevent or prejudice the Contractor from or in fulfilling any of his obligations under the Contract, he shall notify the Engineer thereof in writing and the Engineer shall decide forthwith whether or not the same shall be


                                      1-55
                carried out. If the Engineer confirms his instructions in writing the said obligations shall be modified to such an extent as may be justified. Until the Engineer so confirms his instructions they shall be deemed not to have been given.

          16.6  Contractor to Proceed
                On receipt of a Variation Order, the Contractor shall forthwith proceed to carry out the variation and be bound to these Conditions in so doing as if such variation was stated in the Contract.

                The work shall not be delayed pending the granting of an extension of the Time for Completion or an adjustment to the Contract Price under Sub-Clause 16.4.

          16.7  Records of Cost
                In any case where the Contractor is instructed to proceed with a variation prior to the determination of the adjustment to the Contract Price in respect thereof the Contractor shall keep records of the cost of undertaking the variation and of time expended thereon. Such records shall be open to inspection by the Engineer at all reasonable times.

          16.8  Monthly Variations Statement
                The Contractor shall send to the Engineer, once in every month, an account giving particulars, as full and detailed as possible, of all claims for any additional payment to which the Contractor may consider himself entitled and of all extra or additional work ordered by the Engineer which he has executed during the preceding month. No claim for payment will be considered unless included in such account. Provided always that the Engineer shall be entitled to authorize payment to be made notwithstanding the Contractor's failure to comply with this condition, if the Contractor has at the earliest practicable opportunity, not exceeding 15 days notified the Engineer that he intends to make a claim. When the engineer has received a Contractor's claim for additional payment as mentioned above he shall after due consultation with the Employer and the Contractor determine whether the Contractor is entitled to additional payment and notify the parties accordingly.


                                      1-56

17.                          OWNERSHIP OF PLANT

          Plant supplied pursuant to the Contract shall become the property of the Employer at whichever is the earlier of the following times, namely:

          a) When the Plant is delivered to the Site pursuant to the Contract, and

          b) When the Contractor has become entitled to require that the Contract Value of the Plant be included in an interim certificate and has received payment thereof.

18.                       CERTIFICATES AND PAYMENT

          18.1  Methods of Application
                Applications by the Contractor for payment shall be made and in accordance with Annex C of the Contract to the Engineer as follows:

                (a) in respect of the progress of the Works accompanied by such evidence of the value of the work done as the Engineer may require,
                (b) in respect of Plant to be shipped, identifying the Plant concerned and accompanied by such evidence of shipment and of payment of freight and insurance and by such other documents as the Engineer may require, and
                (c)  for additional payment in accordance with Clause 19.

                Any other applications for payment shall state the amounts claimed and the detailed particulars in respect of which the application is made.

          18.2  Issue of Certificate of Payment
                Within 30 days after receiving an application for payment which the Contractor was entitled to make the Engineer shall issue a Certificate of Payment to the Employer showing the amount due, with a copy to the Contractor.

                A certificate of payment, other than the Final Certificate of Payment, shall not be withheld on account of:

                (a) defects of a minor character which are not such as to affect the use of the Works, or





                                      1-57

                (b) any part of the payment applied for being disputed. In such case a certificate of payment for the undisputed amount shall be issued.

                     Provided always that no interim certificate shall be issued at any one time for a sum less than the equivalent of US$ Two Hundred & Fifty Thousand.

          18.3  Corrections to Certificates of Payment
                The Engineer may in any certificate of payment make any correction or modification that should properly be made in respect of any previous certificate.

          18.4  Payment
                The Employer shall pay the amount certified within 45 days from the date of issue of each certificate of payment to the Contractor.

          18.5  Delayed Payment
                If payment of any sum payable under Sub-Clause 18.4 is delayed, the Contractor shall be entitled to receive interest on the amount unpaid during the period of delay. The interest shall be at the rate of 7.46% per annum on the US Dollar component and at the prevailing bank interest rate on the Ethiopian Birr component of the invoice. The Contractor shall be entitled to such payment without formal notice and without prejudice to any other right or remedy.

          18.6  Remedies on Failure to Certify or Make Payment
                The Contractor shall be entitled to stop the Works by giving 14 days notice to the Engineer and the Employer, if either:

                a) the Engineer fails to issue a certificate of payment upon proper application by the Contractor, or

                b) the Employer fails to make any payment as provided in this Clause.

                The cost to the Contractor occasioned by the stoppage and the subsequent resumption of work, shall be added to the Contract Price.

                The Contractor shall also be entitled to terminate the Contract by giving 28 days notice to the Engineer and the Employer in any case where the Engineer has failed to issue a certificate of





                                      1-58
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          18.7  Application for Final Certificate of Payment
                The Contractor shall make application to the Engineer for the Final Certificate of Payment within 28 days after the issue of Defects Liability Certificate or if more than one, the last Defects Liability Certificate.

                The application for the Final Certificate of Payment shall be accompanied by a final account prepared by the Contractor. The final account shall give full details of the value of all Plant supplied and work done under the Contract together with:

                a) such additions to or deductions from the Contract Price as have been agreed, and

                b) all claims for additional payment to which the Contractor may consider himself entitled.

                Where the Contractor has been required to carry out replacements or renewals to the Works, the obligations of the Contractor under Clause 15 shall continue as provided therein, but the right of the Contractor to apply for a Final Certificate of Payment in respect of the works or a portion thereof other than the portions affected by such replacements or renewals shall not be affected by that fact, and after the Contractor has ceased to be under any obligation under Clause 15 in respect of the portions affected by replacements or renewals he may apply for a Final Certificate of Payment in respect thereof.

          18.8  Issue of Final Certificate of Payment
                The Engineer shall issue to the Employer with a copy to the Contractor, the Final Certificate of Payment within 28 days after receiving an application in accordance with Sub-Clause 18.7.

                If the Contractor has not applied for a Final Certificate of Payment within the time specified in Sub-Clause 18.7 the Engineer shall request the Contractor to do so within a further period of 28 days. If the Contractor fails to make such an application, the Engineer shall issue the Final Certificate of Payment for such amount as he deems correct.


                                      1-59

          18.9  Final Certificate of Payment Conclusive
                A Final Certificate of Payment shall be conclusive evidence of the value of the Works, that the Works are in accordance with the Contract and that the Contractor has performed all his obligations under the Contract.

                Payment of the amount certified in the Final Certificate of Payment shall be conclusive evidence that the Employer has performed all his obligations under the Contract.

                A Final Certificate of Payment or payment shall not be conclusive:

                (a) to the extent that fraud or dishonesty relates to or affects any matter dealt with in the certificate, or

                (b) if any arbitration or court proceedings under the Contract have been commenced by either party before the expiry of 84 days after the issue of the Final Certificate of Payment.

          18.10 Advance Payment
                After the advance payment guarantee referred to in the Sub-Clause 18.11 and the Performance Security referred to in Sub-Clause 5.4 have been received by the Employer, an advance payment in the amount of twenty percent of the Contract Price shall be made to the Contractor by the Employer and shall be recovered by deducting from subsequent payments due to the Contractor twenty percent (20%) of each such payment. If the full value of the advance payment has not been recovered by the Employer at the date upon which the Engineer shall have issued the Taking-Over Certificate any amount of the advance payment not so recovered shall be deducted from the amount of the last Interim Certificate which is released to the Contractor.

          18.11 Advance Payment Guarantee
                The Contractor shall provide an advance payment guarantee for 20% twenty percent of the Contract Price from a first class international bank to be confirmed by the Commercial Bank of Ethiopia.

          18.12 Terms of Payment
                The Employer shall pay the Contract Price to the Contractor in the manner provided for in Annex C to the Contract.


                                      1-60

                If any Section or portion of the Works shall be taken over separately from the remaining Works, the payments herein provided for on or after the issuance of the Taking-Over Certificate for such Works shall be made in respect of the Section or portion taken over, and references to the Contract Price shall mean such part of the Contract Price as shall be in the absence of agreement be apportioned thereto by the Engineer.

                In determining the amount of any payment under this Clause in respect of any Section of the Works due account shall be taken of all payments previously made in respect of the same portion.

          18.13 Retention
                The Employer shall be entitled to retain 5 (five) percent of the Dollar component and the Birr component of the value of the Local Works as indicated in the Schedule of Prices excluding General Items, until the Employer has issued to the Contractor the Final Certificate of Payment as referenced in Sub-Clause 18.8.

                There will be no retention of money on any other parts of the Works except for that indicated herein.

19.                                CLAIMS

          19.1  Procedure
                In any case where under these Conditions there are circumstances which the Contractor considers entitle him to claim additional payment, the Contractor shall:

                a) If he intends to make any claim for additional payment give to the Engineer notice of his intention to make such claim within 28 days after the said circumstances became known to the Contractor stating the reasons for his claim, and

                b) As soon as reasonably practical after the date of such notice submit to the Engineer full and detailed particulars of his claim but not later than 182 days after such notice unless otherwise agreed by the Engineer. In any event such particulars shall be submitted no later than the application for the Final Certificate of Payment. The Contractor shall


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                     thereafter promptly submit such further particulars as the
                     Engineer may reasonably require to assess the validity of the claim.

          19.2  Assessment
                When the Engineer has received full and detailed particulars of the Contractor's claim in accordance with Sub-Clause 19.1 and such further particulars as he may reasonably have required he shall after due consultation with the Employer and the Contractor determine whether the Contractor is entitled to additional payment and notify the parties accordingly.

                The Engineer may reject any claim for additional payment which does not comply with the requirements of Sub-Clause 19.1.

20.                          CURRENCY OF PAYMENT

          The local component of the Contract Price shall be paid in Ethiopian Birr and the foreign component shall be paid in US Dollars. Any payment in respect of variations or additions to the Contract Price shall be in the currency in which the related cost is incurred by the Contractor.

21.                        RISK AND RESPONSIBILITY

          21.1  Allocation of Risk and Responsibility
                The Risks of loss of or damage to physical property and of death and personal injury which arise in consequence of the performance of the Contract shall be allocated between the Employer and the Contractor as follows:

                a)   the Employer's Risks as specified in Sub-Clause 21.2
                b)   the Contractor's Risks as specified in Sub-Clause 21.3

          21.2  Employer's Risks
                The Employer's Risks are:

                a) use or occupation of the Works or any part thereof by the Employer;

                b) use or occupation of the site by the Works or any part thereof, of for the purposes of the Contract; or interference, whether temporary or permanent with any right of way, light, air or water or with any easement, wayleaves or





                                      1-62
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                     right of a similar nature which is the inevitable result
                     of the construction of the Works in accordance with the Contract;

                c) the right of the Employer to construct the Works or any part thereof on, over, under, in or through any land;

                d) damage (other than that resulting from the Contractor's method of construction) which is the inevitable or unavoidable result of the construction of the Works in accordance with the Contract;

                e) the act, neglect or omission or breach of contract or of statutory duty of the Engineer, the Employer or other contractors engaged by the Employer or of their respective employees or agents;

                f) rebellion, revolution, insurrection, military or usurped power or civil war;

                g) riot, commotion or disorder, unless solely restricted to the employees or the Contractor or his Sub-Contractor and arising from the Conduct of the Works; and

                h) any operation of the forces of nature against which an experienced contractor could not reasonably have been expected to take precautions.

                The Employer shall be liable for all the risks under this Sub-Clause and all risks which an experienced Contractor could not have foreseen, or if foreseeable, against which measures to prevent loss, damage or injury from occurring could not reasonably have been taken by such Contractor.

          21.3  Contractor's Risks
                The Contractor's Risks are all risks other than those identified as the Employer's Risks.

                The Contractor shall be liable for all his risks.


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22.                             FORCE MAJEURE

          22.1  Definition of Force Majeure
                Force Majeure means any circumstances beyond the control of the parties, including but not limited to:

                a)   war and other hostilities, (whether war be declared or
                     not), invasion, act of foreign enemies, mobilization, requisition or embargo;

                b) ionizing radiation or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosives, or other hazardous properties of any explosives, or other hazardous properties of any explosive nuclear assembly or nuclear components thereof;

                c) rebellion, revolution, insurrection, military or usurped power and civil war;

                d) riot, commotion or disorder, except where solely restricted to employees of the Contractor.

                e) Pressure waves caused by aircraft or other aerial devices travelling at sonic or super-sonic speeds.

          22.2  Effect of Force Majeure
                Neither party shall be considered to be in default or in breach of his obligations under the Contract to the extent that performance of such obligations is prevented by any circumstances of Force Majeure which arise after the date when the Contract becomes effective. The Employer shall indemnify and save harmless the Contractor from any destruction of or damage to the Works or the Contractor's Equipment arising from Force Majeure and against and from all claims, proceedings, damages, costs, charges and expenses whatsoever arising therefrom or in connection therewith.

          22.3  Notice of Occurrence
                If either party considers that any circumstances of Force Majeure have occurred which may affect performance of his obligations he shall promptly notify the other party and the Engineer thereof.


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          22.4  Performance to Continue
                Upon the occurrence of any circumstances of Force Majeure the Contractor shall endeavor to continue to perform his obligations under the Contract so far as reasonably practicable. The Contractor shall notify the Engineer of the steps he proposes to take including any reasonable alternative means for performance which is not prevented by Force Majeure. The Contractor shall not take any such steps unless directed so to do by the Engineer.

          22.5  Additional Costs caused by Force Majeure
                If the Contractor incurs additional costs in complying with the Engineer's directions under Sub-Clause 22.4, the amount thereof shall be certified by the Engineer and added to the Contract Price.

          22.6  Damage Caused by Force Majeure
                If in consequence of Force Majeure the Works or Contractor's Equipment shall suffer loss or damage the Contractor shall be entitled to have the value of the work done without regard to the loss or damage that has occurred, included in a Certificate of Payment.

          22.7  Termination in Consequence of Force Majeure
                If circumstances of Force Majeure have occurred and shall continue for a period of 182 days then, notwithstanding that the Contractor may by reason thereof have been granted an extension of Time for Completion of the Works, either party shall be entitled to serve upon the other 28 days' notice to terminate the Contract. If at the expiry of the period of 28 days Force Majeure shall still continue the Contract shall terminate.

          22.8  Payment on Termination for Force Majeure
                If the Contract is terminated under Sub-Clause 22.7 the contractor shall be paid the value of the work done.

                The Contractor shall also be entitled to receive:

                a) the amounts payable in respect of any preliminary items so far as the work or service comprised therein has been carried out and a proper proportion of any such item in which the work or service comprised has only been partially carried out,


                                      1-65
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                b)   the cost of materials or goods ordered for the Works
                     or for use in connection with the Works which have been delivered to the Contractor or of which the Contractor is legally liable to accept delivery. Such materials or goods shall become the property of and be at the risk of the Employer when paid for by the Employer and the Contractor shall place the same at the Employer's disposal,

                c) the amount of any other expenditure which in the circumstances was reasonably incurred by the Contractor in the expectation of completing the whole of the Works,

                d) the reasonable cost of removal of Contractor's Equipment from the Site and the return thereof to the Contractor's works in his country or to any other destination at no greater cost, and

                e) the reasonable cost of repatriation of the Contractor's staff and workmen employed wholly in connection with the Works at the date of such termination.

          22.9  Release from Performance
                If circumstances of Force Majeure including without limitation an outbreak of war, whether declared or not, in any part of the world which materially affects the execution of the Works, occur and in consequence thereof under the law governing the Contract the parties are released from further performance of the Contract, the sum payable by the Employer to the Contractor shall be the same as that which would have been payable under Sub-Clause 22.8 if the Contract had been terminated under Sub-Clause 22.7.

          22.10 Force Majeure Affecting Engineer's Duties
                The provisions of Clause 22 shall also apply in circumstances where the Engineer is prevented from performing any of his duties under the Contract by reason of Force Majeure.


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23.                 CARE OF THE WORKS AND PASSING OF RISK

          23.1  Contractor's Responsibility for the Care of the Works
                The Contractor shall be responsible for the care of the Works or any Section thereof from the Commencement Date until the Risk Transfer Date applicable thereto under Sub-Clause 23.2.

                The Contractor shall also be responsible for the care of any part of the Works upon which any outstanding work is being performed by the Contractor during the Defects Liability Period until completion of such outstanding work.

          23.2  Risk Transfer Date
                The Risk Transfer Date in relation to the Works or a Section thereof is the earliest of either:

                a)   the date of issue of the Taking-Over Certificate, or

                b) the date when the Engineer is deemed to have issued the Taking-Over Certificate or the Works are deemed to have been taken over in accordance with Clause 12, or

                c) the date of expiry of the notice of termination when the Contract is terminated by the Employer or the Contractor in accordance with these Conditions.

                The risk of Loss of or damage to the Works or any Section thereof shall pass from the Contractor to the Employer on the Risk Transfer Date applicable thereto.

          23.2  Loss or Damage Before Risk Transfer Date
                Loss of or damage to the Works or any Section thereof occurring before the Risk Transfer Date shall:

                a) to the extent caused by any of the Contractor's Risks, be made good forthwith by the Contractor at his own cost, and

                b) to the extent caused by any of the Employer's Risks, be made good by the Contractor at the Employer's expense if so required by the Engineer within 28 days after the occurrence of the loss or damage. The price for making


                                      1-67
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                     good such loss and damage shall be in all circumstances
                     reasonable and shall be agreed by the Employer and the Contractor, or in the absence of agreement, shall be fixed by arbitration under Clause 34.

24.                   DAMAGE TO PROPERTY AND INJURY TO PERSONS

          24.1  Contractor's Liability
                Except as provided under Sub-Clause 24.3, the Contractor shall be liable for and shall indemnify the Employer against all losses, expenses and claims in respect of any loss of or damage to physical property (other than the Works), death or personal injury occurring before the issue of the last Defects Liability Certificate to the extent caused by:

                a) defective design, material or workmanship of the Contractor, or

                b) negligence or breach of statutory duty of the Contractor, his Subcontractors or their respective employees and agents.

          24.2  Employer's Liability
                The Employer shall be liable for and shall indemnify the Contractor against all losses, expenses or claims in respect of loss of or damage to any physical property or of death or personal injury whenever occurring, to the extent caused by any of the Employer's Risks.

          24.3  Accidents
                In the case of any acts or defaults of the Engineer, the Employer or other contractors engaged by the Employer or by their respective employees or agents, the Employer shall be liable for and shall indemnify the Contractor and his Sub-Contractors against all losses, expenses and claims arising in connection therewith.

25.                        LIMITATION OF LIABILITY

          25.1  Liability for Indirect or Consequential Damage
                Neither party shall be liable to the other for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other, except:


                                      1-68
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                a)   as expressly provided in Clause 10.5 and 10.7, and

                b) those provisions of these Conditions whereby the Contractor is expressly entitled to receive profit.

          25.2  Maximum Liability
                The liability of the Contractor to the Employer under these Conditions shall in no case exceed the Contract Price.

          25.3  Liability after Expiration of Defects Liability Period
                The Contractor shall have no liability to the Employer for any loss of or damage to the Employer's physical property which occurs after the expiration of the Defects Liability Period unless caused by Gross Misconduct of the Contractor.

          25.4  Exclusive Remedies
                The Employer and the Contractor intend that their respective rights, obligations and liabilities as provided for in these Conditions shall alone govern their rights under the Contract and in relation to the Works.

                Accordingly, the remedies provided under the Contract in respect of or in consequence of:

                (a)  any breach of contract, or
                (b)  any negligent act or omission, or
                (c)  death or personal injury, or
                (d)  loss or damage to any property

                are, save in the case of Gross Misconduct, to be to the exclusion of any and other remedy that either may have against the other under the law governing the Contract or otherwise.

          25.5  Mitigation of Loss or Damage
                In all cases the party claiming a breach of Contract or a right to be indemnified in accordance with the Contract shall be obliged to take all reasonable measures to mitigate the loss or damage which has occurred or may occur.





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          25.6  Foreseen Damages
                Where either the Employer or the Contractor is liable in damages to the other these shall not exceed the damage which the party in default could reasonably have foreseen at the date of the Contract.

26.                               INSURANCE

          26.1  The Works
                The Contractor shall insure the Works in the joint names of the Contractor and the Employer to their full replacement value:

                a) From the Effective Date until the Risk Transfer Date against any loss or damage caused by any of the Contractor's Risks and customarily insurable.

                b) During the Defects Liability period against any loss or damage which is caused either:

                     i) by the Contractor in completing any outstanding work or complying with his obligations under Clause 15 or

                     ii) by any of the Contractor's Risks which occurred prior to the Risk Transfer Date.

          26.2  Contractor's Equipment
                The Contractor shall insure Contractor's Equipment and motor vehicles for its full replacement value whilst in transit to the Site, from commencement of loading until completion of unloading at the Site and while on the Site against all loss or damage caused by any of the Contractor's Risks.

          26.3  Third Party Liability
                The Contractor shall insure against liability to third parties for any death or personal injury and loss of or damage to any physical property arising out of the performance of the Contract and occurring before the issue of the last Defects Liability Certificate.

                Such insurance shall be effected before the Contractor begins any work on the Site. The insurance shall be for not less than two million US Dollars.


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          26.4  Employees
                The contractor shall insure and maintain insurance against his liability under Sub-Clause 24.3.

          26.5  General Requirements of Insurance Policies
                The Contractor shall:

                a) produce the policies or certificates of any insurance which he is required to effect under the Contract together with receipts for the premiums,

                b) effect all insurance for which he is responsible with an insurer and in terms approved by the Employer, and

                c) make no material alterations to the terms of any insurance without the Employer's approval. If an insurer makes any material alteration to the terms the Contractor shall forthwith notify the Employer, and

                d) in all respects comply with any conditions stipulated in the insurance policies which he is required to place under the Contract.

          26.6  Remedies on the Contractor's Failure to Insure
                If the Contractor fails to produce evidence of insurance coverage as stated in Sub-Clause 26.5(a) then the Employer may effect and keep in force such insurance. Premiums paid by the Employer for this purpose shall be deducted from the Contract Price.

          26.7  Amounts not Recovered
                Any amounts not recovered from the insurers shall be borne by the Employer or Contractor in accordance with their responsibilities under Clause 21.

27.                                DEFAULT

          27.1  Notice of Default
                If the Contractor is not executing the Works in accordance with the Contract or is neglecting to perform his obligations thereunder so as seriously to affect the carrying out of the Works, the Engineer may give notice to the Contractor requiring him to make good such failure or neglect.


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          27.2  Contractor's Default
                If the Contractor:

                a) has failed to comply within a reasonable time with a notice under Sub-Clause 27.1 or,

                b) assigns the Contract or subcontracts the whole of the Works without the Employer's written consent, or

                c) becomes bankrupt or insolvent, has a receiving order made against him or compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors or goes into liquidation,

                The Employer may, after having given 14 days notice to the Contractor, terminate the Contract and expel the Contractor from this Site.

                Any such expulsion and termination shall be without prejudice to any other rights or powers of the Employer, the Engineer or the Contractor under the Contract.

                The Employer may upon such termination complete the Works himself or by any other contractor.

          27.3  Valuation at Date of Termination
                The Engineer shall, as soon as possible after such termination, certify the value of the Works and all sums then due to the Contractor as at the date of termination in accordance with Clause 18.

          27.4  Payment After Termination
                The Employer shall not be liable to make any further payments to the Contractor until the Works have been completed. When the Works are so complete, the Employers shall be entitled to recover from the Contractor the extra costs, if any, of completing the Works after allowing for any sum due to the Contractor under Sub-Clause 27.3. If there is no such extra cost the Employer shall pay any balance due to the Contractor.

          27.5  Effect on Liability for Delay
                The Contractor's liability under Sub-Clause 10.5 and 10.7 shall immediately cease when the Employer expels him from the Site without prejudice to any liability thereunder that may have already occurred.


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          27.6  Employer's Default
                The Contractor may, by giving 14 days notice to the Employer and the Engineer, terminate the Contract if the Employer:

                a) fails to pay the Contractor the amount due under any certificate of the Engineer within 45 days after the amount became payable, or

                b) interferes with or obstructs the issue of any certificate of the Engineer, or

                c) becomes bankrupt or insolvent, has a receiving order made against him, compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors or goes into liquidation, or

                d)   consistently fails to meet his contractual obligations, or

                e) appoints a person to act with or in replacement of the Engineer without written notice to the Contractor.

                Any such termination shall be without prejudice to any other rights of the Contractor under the Contract.

          27.7  Removal of Contractor's Equipment
                On such termination, the Contractor shall be entitled to remove immediately all Contractor's Equipment which is on the Site.

          27.8  Payment on Termination for Employer's Default
                In the event of such termination the Employer shall pay the Contractor an amount calculated in accordance with Sub-Clause 22.8.

                The Employer shall pay in addition the amount of any loss or damage, including loss of profit which the Contractor may have suffered in consequence of termination.

28.                         URGENT REMEDIAL WORK

          If, by reason of any accident, or failure, or other event occurring to, in, or in connection with the Works, or any part thereof, either during the execution of the Works, or during the Defects Liability Period, any remedial or other work is, in the opinion of the Engineer urgently necessary, for the safety of the Works and the


                                      1-73
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          Contractor, after appropriate notice given the circumstances, is unable or unwilling at once to do such work, the Employer shall be entitled to employ and pay other persons to carry out such work as the Engineer may consider necessary. If the work or repair so done by the Employer is work which, in the opinion of the Engineer, the Contractor was liable to do at this own cost under the Contract, then all reasonable costs consequent thereon or incidental thereto shall, after due consultation with the employer and the Contractor, be determined by the Engineer and shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due or to become due to the contractor and the Engineer shall notify the Contractor accordingly, with a copy to the Employer. Provided that the Engineer shall, as soon after the occurrence of any such emergency as may be reasonably practicable, notify the Contractor thereof in writing.

29.                              ESCALATION

          29.1  Local Currency Component of the Contract Price
                The Contract Price shall be adjusted to take account of any increase or decrease in costs of labour, materials, transport or other costs of execution of the Works, resulting from changes in legislation or in its generally accepted interpretation of the Country where the Site is located, and/or other price changes as specified in Annex D of the Contract. Legislation means any law, order, regulation or by-law having the force of law, which affects the Contractor in the performance of his obligations under the Contract from the date of Contract signature.

          29.2  Foreign Currency Component of the Contract Price
                There shall be no price adjustment in the foreign currency component of the Contract Price except as elsewhere provided for in the Contract.

30.                           CUSTOMS AND TAXES

          30.1  Customs, Import Duties and Taxes
                The Employer shall pay or secure exemption from payment all customs, import duties and taxes in consequence of the importation of Plant. If the Contractor is required to pay such customs, import duties and taxes, the Employer shall reimburse the amount thereof.


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          30.2  Clearance through Customs
                The Employer shall assist the Contractor in obtaining clearance through the customs of all Plant and Contractor's Equipment and in procuring any necessary government consent to the re-export of Contractor's Equipment when it is removed from the Site.

          30.3  Taxation
                The Employer undertakes to pay and settle promptly on behalf of the Contractor and his foreign national employees any Company and Personal Income Taxes imposed under any law, decree or regulation of the Government of Ethiopia or any subordinate authority. The Contractor shall only pay sales taxes on locally bought goods and services and personal income taxes for his Ethiopian national personnel.

          30.4  Customs and Taxes on Contractor's Equipment
                The Contractor may, in accordance with Ethiopian customs regulations import the Contractor's Equipment specified in Annex 18 for the execution and maintenance of the Works and export same on completion of the Works or Section thereof. The Employer shall pay all duty or tax, if any, which may be imposed by the Government of Ethiopia in connection with the Contractor's importation and export of such Contractor's Equipment. The Contractor may however with the prior consent of the Employer and upon payment of the required customs duty and tax in accordance with customs regulations and tax laws, elect to sell within Ethiopia such Contractor's Equipment on completion of the Works or Section thereof.

31.                              EXPLOSIVES

          The importation into Ethiopia, transportation, storage and use of explosives shall be strictly in accordance with all applicable regulations. The Employer is to provide the Contractor with all applicable regulations. The use of explosives shall be kept to a minimum and shall only be in a manner approved by the Engineer. No approval of the Engineer shall relieve the Contractor of any of his responsibilities under the Contract.

          The Contractor shall notify the Engineer of personnel on his staff who are qualified and competent to use explosives and only those persons shall be permitted to use explosives.


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          The Contractor shall provide and operate an efficient system to warn all persons likely to be endangered by the use of explosives. The system shall include procedures to indicate clearly the beginning and end of any period of danger.

32.                               PUBLICITY

          Unless the Contractor shall first have obtained the permission in writing of the Engineer, the Contractor shall not at any time take any photographs of the Site or of the Works or of any part thereof and shall take all steps to ensure that no such photograph shall at any time be taken or published or otherwise circulated by any person employed by the Contractor or any Sub-Contractor. The Contractor shall be allowed to take photographs of the plant on periodic basis to document and monitor construction progress. All requests for information concerning the Works by the news media or any individual shall be referred to the Employer. All plans for publicity by the Contractor, any Sub-Contractor or supplier shall be submitted to the Employer for prior approval. Nothing contained herein shall restrict or prohibit the Contractor from disclosing any information which the Contractor believes in good faith is needed to comply with any laws or regulations of the United States of America.

33.                                NOTICES

          33.1  Notices to Contractor
                All certificates, notices or written orders to be given to the Contractor by the Employer or the Engineer under the Contract shall be sent by airmail post, cable, telex or facsimile transmission to or left at the Contractor's principal place of business or such other address as the Contractor shall nominate in writing for that purpose, or may be handed over to the Contractor's representative.

          33.2  Notices to Employer and Engineer
                Any notice to be given to the Employer or to the Engineer under the Contract shall be sent by airmail post, cable, telex or facsimile transmission to or left at the respective addresses nominated by the Employer in writing for that purpose or handed over to the Engineer's or the Employer's representative authorized to receive it.


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          33.3  Minutes of Meetings
                Instructions or notices to the Contractor and notices from the Contractor to the Engineer or the Employer recorded in a minute or protocol signed by the authorized representatives of the giver and recipient of such notice or instruction shall be valid notice or instruction for the purpose of the Contract.

34.                         SETTLEMENT OF DISPUTE

          If any dispute or difference of any kind whatsoever shall arise between the Employer and the Contractor or the Engineer and the Contractor in connection with, or arising out of the contract, or the execution of the Works, whether during the progress of the Works or after the termination, abandonment or breach of the contract, it shall in the first place, be referred to and settled by the Engineer who shall, within a period of 90 days after being requested by either party to do so, give written notice of his decision to the Employer and the Contractor. Formal notice of arbitration must be given to the other party, and where required, to the appropriate arbitration body, no later than 84 days after the issue of the Final Certificate of Payment. Subject to arbitration, as hereinafter provided, such decision in respect of every matter so referred shall be final and binding upon the Employer and the Contractor and shall forthwith be given effect to by the Employer and by the Contractor, who shall proceed with the execution of the Works with all due diligence whether he or the Employer requires arbitration, as hereinafter provided, or not. If the Engineer has given written notice of his decision to the Employer and the Contractor and no claim to arbitration has been communicated to him by either the Employer or the Contractor within a period of 90 days from receipt of such notice, the said decision shall remain final and binding upon the Employer and the Contractor. If the Engineer shall fail to give notice of his decision, as aforesaid within a period of 90 days after being requested aforesaid; or if either the Employer or the Contractor be dissatisfied with any such decision, then and in any such case either the Employer or the Contractor may within 90 days after receiving notice of such decision, or within 90 days after the expiration of the first-named period of 90 days, as the case may be, require that the matter or matters in dispute be referred to arbitration as hereinafter provided. All disputes or differences in respect of which the decision, if any, of the Engineer has not become final and binding as aforesaid shall be finally settled by arbitration by three arbitrators in accordance


                                      1-77
          with the UNCITRAL Arbitration Rules for the time being in force. The said arbitrator shall have full power to open up, revise and review any decision, opinion, direction, certificate or valuation of the Engineer. Neither party shall be limited in the proceedings before such arbitrator to the evidence or arguments put before the Engineer for the purpose of obtaining his said decision. No decision given by the Engineer in accordance with the foregoing provisions shall disqualify him from being called as a witness and giving evidence before the arbitrator on any matter whatsoever relevant to the dispute or difference referred to the arbitrator as aforesaid. The reference to arbitration may proceed notwithstanding that the Works shall not then be or be alleged to be complete, provided always that the obligations of the Employer, the Engineer and Contractor shall not be altered by reason of the arbitration being conducted during the progress of the Works. The arbitration award shall be binding upon the parties. The arbitration proceedings shall take place in London, England. The language of the arbitral proceedings shall be English.

35.                            APPLICABLE LAW

          The law which is to apply to the Contract and according to which the Contract shall be construed is the Law of Ethiopia.





                                      1-78

                                                                         ANNEX A


                          FORM OF PERFORMANCE SECURITY

To be issued by a first class international bank and confirmed by the Commercial Bank of Ethiopia.


The General Manager
Finchaa Sugar Factory
P.O. Box 5734
Addis Ababa
Ethiopia


Finchaa Sugar Factory


Contract FP3: Design, Supply, Construction and Commissioning of Sugar Factory and Ethanol Plant

Whereas it is a condition of the Contract awarded by you to [name of Contractor] ('the Contractor') for the execution of the above-named works that the Contractor shall furnish you with a performance security.

Whereas [name and address of Contractor's bank requested us to issue such a performance security in your favour for an aggregate sum of [equivalent of 10% of the Contract Price.]

Now, therefore, in fulfilment of the obligations of the Contractor under the Contract, we hereby undertake irrevocably, unconditionally and without reserve, regardless of any objections or protests by the Contractor or third parties and expressly refusing any profit in or becoming party to any dispute or termination of the Contract, to pay to you at your first demand against receipt of your written statement that the Contractor has not fulfilled his contractual obligations, a sum not exceeding [equivalent of 10% of the Contract Price].

Your claim if any, must be delivered to and duly received by us on or before the expiry date of this guarantee, after which date this guarantee will automatically become null and void whether returned to us or not.

This performance security shall come into force on the date of its issuance and shall remain in full force and effect until issuance by you of a certificate that the Contractor has completed all his obligations under the Contract.

                                                                         ANNEX B


                       FORM OF ADVANCE PAYMENT GUARANTEE


To be issued by a first class international bank and confirmed by the Commercial Bank of Ethiopia.


The General Manager
Finchaa Sugar Factory
P.O. Box 5734
Addis Ababa
Ethiopia


Finchaa Sugar Project


Contract FP3: Design, Supply, Construction and Commissioning of Sugar Factory and Ethanol Plant

Whereas according to the terms of the above-named contract it has been stipulated that twenty percent of the Contract Price amounting to 20% [twenty percent] shall be paid by you to the Contractor on the condition that a bank guarantee in an equal amount has been obtained to secure such advance payment;

Whereas [name and address of bank or insurance company] has requested us to give the said bank guarantee on its behalf in your favour for the above-mentioned sum;

Now, therefore, in consideration of the foregoing we hereby undertake and guarantee to pay to you unconditionally and irrevocably any sum up to a maximum amount of [equivalent of twenty percent of Contract Price] at your first demand against receipt of your written statement that the Contractor is in substantial default under the terms of the Contract and of a bank certificate substantiating that the amount of the advance payment has been transferred to the account of the Contractor, without requiring any further justification or issuance of a notice or action through administrative, legal, judicial or any other authorities.

Our liability under this guarantee shall reduce pro rata to your recovery of the advance payment from subsequent payments due to the Contractor until the date when our liability is reduced to nil and demand for payment must be received by us on or before such date, after which this guarantee will automatically become null and void whether returned to us or not.

[Dated, signed and sealed by the relevant bank].

                                                                         ANNEX C


                 METHOD OF PREPARATION OF CONTRACTOR'S PAYMENT
                   APPLICATIONS AND CERTIFICATES FOR PAYMENT


1. This Annex describes the method of preparation of Payment Applications and Certificates of Payment in accordance with Clause 18 of the Conditions of Contract.

2.   General Items

     The method of payment of general items will be as follows:

     a) The value of the General Items in Section 1 of the Schedule of Prices, shall be calculated as the same percentage of the sum of the certified value of the local works undertaken and the certified value of plant shipped, as a percentage of the Contract Value of those sections, on a monthly basis. A deduction of 20% will be made from every certificate to recover the Advance Payment.

     b) Payment will be made for the US Dollar component through the Letter of Credit method as indicated in Sub-clause 6.8 and payment for the Ethiopian Birr component shall be paid directly from the Employer.

3.   Delivery of Plant (C.I.F. Assab)

     The method of Payment of the Delivery of Plant C.I.F. Assab will be as follows:

     a) After factory mechanical and electrical design work is complete the Contractor will prepare a detailed Plant list.

     b) The Contractor and the Engineer will estimate values for all items on the Plant list to the total Contract Value.

     c) In the Contractor's application for permission to deliver, the Contractor will estimate the Contract Value to be shipped in relation to the agreed Plant list. The Engineer will grant the permission to deliver.

          The value of that payment certificate will be paid to the Contractor as 100% of the Value of the Plant shipped minus a deduction of 20% for recovery of the Advance Payment.

     d) The Contractor will be paid by presentation of the following documents to the US Bank issuing the Letter of Credit and shall also supply sufficient copies as shall be specified in the Contract Administration Procedures Manual in Annex 20 to the Employer.

                                              No. of Copies

          1.    Copy of Original Bill of Lading     2

          2.    Chamberized Commercial Invoice      2

          3.    Packing List including List of      2
                Measurements or Weights

          4.    Certificate of Origin               2

          5.    Insurance Certificate               2

          6.    Inspection Certificate              2

          7.    Engineer's Permission to Deliver    2

     e) Payment will be made through the Letter of Credit Method as indicated in Sub-clause 6.8.

4.   Transport from Assab to Finchaa Project site

     The method of payment for the transport of the Plant from the port of Assab to Finchaa Sugar Project Site shall be as follows:

     a) The Contractor shall prepare a detailed schedule of estimated tonnages for shipment of plant. This schedule will be approved by the Engineer.

     b) The Contractor shall be paid on a monthly basis on a direct proportion of tonnage arrived at Assab Port against the total estimated tonnage in relation to the Total Item for C.I.F. (Birr) cost in the Schedule of Prices. A deduction of 20% will be made for recovery of Advance payment.

     c)   The Contractor shall be paid directly by the Employer.

5.   Civil/Structural Works (Local Works)

     The method of payment for Civil/Structural Works shall be as follows:

     a) After the Civil/Structural Design has been completed, the Contractor shall prepare detailed estimated percentage based on bills of quantities on each section of the Works. This estimate will be approved by the Engineer.

     b) The Contractor shall prepare an application for payment based on the work done from estimated percentage based on a monthly period. This will be approved by the Engineer who will issue a certificate for payment.

          This certificate shall have deductions for 5% of its value in the respective currencies for Retention (Sub-clause 18.13) and 20% for recovery of Advance Payment.

     c) Payment will be made for the US Dollar component through the Letter of Credit method as indicated in Sub-Clause 6.8 and Payment in Ethiopian Birr will be paid directly by the Employer by cheque.

6.   Erection Works (Local Works)

     The method of payment for the Erection Works shall be as follows:

     a) After the Erection works have been designed the Contractor shall prepare a detailed estimated percentage based on the bills of quantities of each Section of the Erection works.

     b) The Contractor shall prepare an application for payment based on the work done from estimated percentage based on a monthly period. This will be approved by the Engineer who will issue a certificate for payment.

          This certificate shall have deductions for 5% of its value for Retention (Sub-clause 18.13) and 20% for recovery of Advance Payment.

     c) Payment will be made for the US Dollar component through the Letter of Credit method as indicated in Sub-Clause 6.8 and Payment in Ethiopian Birr will be paid directly by the Employer.

                                                                         ANNEX D


                         ESCALATION - METHOD OF PAYMENT

1. In accordance with Sub-clause 29.1, the Contract Price shall be adjusted for changes in costs in the local currency element of the Contract (Ethiopian Birr).

2.   The method of determining the Escalation is as follows:

     a)   General Items

          The value of the General Items for each monthly application for payment by the Contractor shall be adjusted for the increase or decrease in the exchange rate at the government auction on the nearest date to the application for payment as follows:

          Escalation General = Monthly Value of X (Auction Rate - 6.29)
                                                  ---------------------
          Items                General Items              6.29

          The current auction exchange rate is 6.29 Ethiopian Birr to 1 US
          Dollar.

     b)   Listed Items

          Escalation on the local currency element of the Works will be paid only on the following items.


                   Item                   Current Unit Price            Remark
                   ----                   ------------------            ------
          1.  Cement                      310.00 Birr/Tonne           EX-Mugher
          2.  Mild Steel Reinforcement      4.10 Birr/Kg.             Govt. Shop A.A
          3.  Fuel - Diesel                 1.50 Birr/litre           EX-Retail A.A
                   - Petrol                 2.00 Birr/litre           EX-Retail A.A
          4.  Timber                     1294.47 Birr/Cu.m            EX-SIDAMO (Govt)
          5.  Oil    30/40                  8.33 Birr/litre           EX-Shell A.A
                     90/140                 8.80 Birr/litre           EX-Shell A.A.
          6.  Grease                       12.07 Birr/Kg.             EX-Shell A.A
          7.  Transport (Assab-Addis)       0.36 Birr/Tonne Km.
          8.  Port Charges                  Only if changed by legislation
          9.  Labour                        Only if changed by legislation

     These prices will be referred to as Base Prices at the date of Contract Signature. When there is change in price for any of the above items, the Contractor shall submit the invoices for the purchases of the items for that month.

     The adjustment will be made for escalation calculated as follows:

     Escalation Listed = Quantity of Items  X  [Current     - Base]
     Items               Purchased X           [Unit Price  - Unit Price]

     c) The Escalation for both General and Listed Items will be included in the Monthly payment Applications and Certificates.

     d) In the event that the listed items, with the exception of Transport, cannot be purchased through the Government system and that the Contractor has to purchase through the free market system, any adjustment in price will be subject to the approval of the Engineer.

          In this event the Escalation will be calculated upon the difference between the base price and the free market price.

          The Contractor is free to use the "Free Market" for Inland Transport, but will only be reimbursed Escalation against the Base price shown, with the approval of the Engineer.

     e)   There shall be no escalation for the Contractor's Profit.

                                                                         ANNEX E


                           BONUS FOR EARLY COMPLETION



Under Article 10.6 of the Contact, the Contractor is entitled to be paid a Bonus should he complete the Works in less Time than that established under
Article 10.2, Time for Completion.

Any Bonus earned under Clause 10.6 will be due and payable to the Contractor within 30 days of the issuance of the Certificate specified in Article 12.2.

The Bonus will be a fixed amount and will be paid in Ethiopian Birr, for each day or part thereof of advance Completion at the rate of BIRR 32,400 (thirty two thousand four hundred Birr) per day.

The maximum total amount of Bonus payable to the Contractor shall not exceed Birr 2,000,000 (two million Birr).